As filed with the Securities and Exchange Commission on February 17, 2006


                                                     Registration No. 333-44286
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   -----------


                         POST-EFFECTIVE AMENDMENT NO. 5
                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                   -----------


               Merrill Lynch, Pierce, Fenner & Smith Incorporated
                                Initial Depositor
               (Exact name of registrant as specified in charter)

                                   -----------

                          Europe 2001 HOLDRS(SM) Trust
                      [Issuer with respect to the receipts]

           Delaware                            6211                         13-5674085
(State or other jurisdiction of    (Primary Standard Industrial   (I.R.S. Employer Identification
incorporation or organization)      Classification Code Number)               Number)

                                   -----------

                                250 Vesey Street
                            New York, New York 10281
                                 (212) 449-1000
   (Address, including zip code, and telephone number, including area code, of registrant's
                          principal executive offices)
                                   -----------

                                   Copies to:

      Judith Witterschein, Esq.                  Andrew B. Janszky, Esq.
         Corporate Secretary                     Shearman & Sterling LLP
Merrill Lynch, Pierce, Fenner & Smith              599 Lexington Avenue
            Incorporated                         New York, New York 10022
          250 Vesey Street                            (212) 848-4000
      New York, New York 10281
          (212) 449-1000
          (Name, address,
        including zip code,
and telephone number, including area
     code, of agent for service)


         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]


================================================================================

PROSPECTUS


                               [GRAPHIC OMITTED]





                        1,000,000,000 Depositary Receipts

                          Europe 2001 HOLDRS(SM) Trust

          The Europe 2001 HOLDRS(SM) Trust issues Depositary Receipts called Europe 2001 HOLDRS(SM) representing your undivided beneficial ownership in the equity securities of a group of specified companies that, when the Europe 2001 HOLDRS were initially issued on January 17, 2001, were among the largest European companies whose equity securities were listed for trading on the New York Stock Exchange or the American Stock Exchange or quoted on the Nasdaq National Market System, as measured in terms of worldwide market capitalization on November 14, 2000. The Bank of New York is the trustee. You only may acquire, hold or transfer Europe 2001 HOLDRS in a round-lot amount of 100 Europe 2001 HOLDRS or round-lot multiples. Europe 2001 HOLDRS are separate from the underlying deposited equity securities that are represented by the Europe 2001 HOLDRS. For a list of the names and the number of shares of the companies that make up a Europe 2001 HOLDR, see "Highlights of Europe 2001 HOLDRS--The Europe 2001 HOLDRS" starting on page 8. The trust will issue the additional Europe 2001 HOLDRS on a continuous basis.

         Investing in Europe 2001 HOLDRS involves significant risks. See "Risk Factors" starting on page 3.

         Europe 2001 HOLDRS are neither interests in nor obligations of Merrill Lynch, Pierce, Fenner & Smith Incorporated. Europe 2001 HOLDRS are not interests in The Bank of New York, as trustee. Please see "Description of the Depositary Trust Agreement" in this prospectus for a more complete description of the duties and responsibilities of the trustee, including the obligation of the trustee to act without negligence or bad faith.

         The Europe 2001 HOLDRS are listed on the American Stock Exchange under the symbol "EKH." On February 15, 2006 the last reported sale price of the Europe 2001 HOLDRS on the American Stock Exchange was $70.65.

                                ----------------

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                ----------------


               The date of this prospectus is February 16, 2006.


"HOLDRS" and "HOLding Company Depositary ReceiptS" are service marks of Merrill Lynch & Co., Inc.

                                TABLE OF CONTENTS

Summary........................................................................2
Risk Factors...................................................................3
Highlights of Europe 2001 HOLDRS...............................................8
The Trust.....................................................................17
Description of Europe 2001 HOLDRS.............................................17
Description of the Underlying Securities......................................18
Description of the Depositary Trust Agreement.................................20
United States Federal Income Tax Consequences.................................23
ERISA Considerations..........................................................28
Plan of Distribution..........................................................28
Legal Matters.................................................................28
Where You Can Find More Information...........................................28

                                ----------------


         This prospectus contains information you should consider when making your investment decision. With respect to information about Europe 2001 HOLDRS, you should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell Europe 2001 HOLDRS in any jurisdiction where the offer or sale is not permitted.


         The Europe 2001 HOLDRS are not registered for public sale outside of the United States. Non-U.S. receipt holders should refer to "United States Federal Income Tax Consequences--Non-U.S. receipt holders" and we recommend that non-U.S. receipt holders consult their tax advisors regarding U.S. withholding and other taxes which may apply to ownership of the Europe 2001 HOLDRS or of the underlying securities through an investment in the Europe 2001 HOLDRS.

                                     SUMMARY

         The Europe 2001 HOlding Company Depositary ReceiptS or HOLDRS trust was formed under the depositary trust agreement, dated as of January 17, 2001 among The Bank of New York, as trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, other depositors and the owners of the Europe 2001 HOLDRS. The trust is not a registered investment company under the Investment Company Act of 1940.

         The trust currently holds equity securities issued by 41 specified companies that are currently listed on the New York Stock Exchange or the American Stock Exchange or quoted on the Nasdaq National Market System. The New York Stock Exchange, the American Stock Exchange and the Nasdaq National Market are collectively referred to in this prospectus as U.S. stock markets. At the time of the initial offering on January 17, 2001, the Europe 2001 HOLDRS consisted of equity securities of 50 of the largest European companies whose equity securities were listed for trading on a U.S. stock market, as measured in terms of worldwide market capitalization on November 14, 2000. The market capitalization of a company is determined by multiplying the market price of its securities by the number of its outstanding securities. See "Highlights of Europe 2001 HOLDRS--Reconstitution events" and "Highlights of Europe 2001 HOLDRS--Rights relating to the underlying securities" for a discussion of how equity securities of companies that are not the among the largest European companies whose equity securities are listed on a U.S. stock market are included in the trust. The number of shares of each company's equity securities held by the trust with respect to each round-lot of Europe 2001 HOLDRS is specified under "Highlights of Europe 2001 HOLDRS--The Europe 2001 HOLDRS." The securities included in the Europe 2001 HOLDRS consist of American depositary shares, New York registered shares, global shares or ordinary shares and are collectively referred to in this prospectus as equity securities, the securities or the underlying securities.

         There are currently 41 companies included in the Europe 2001 HOLDRS, which may change as a result of reconstitution events, distributions of securities by underlying issuers or other events. The Europe 2001 HOLDRS are separate from the underlying securities that are represented by the Europe 2001 HOLDRS. On February 14, 2006, there were 286,000 Europe 2001 HOLDRS outstanding.

                                  RISK FACTORS

         An investment in Europe 2001 HOLDRS involves risks similar to investing directly in each of the underlying securities outside of the Europe 2001 HOLDRS.

General Risk Factors

         o Loss of investment. Because the value of Europe 2001 HOLDRS directly relates to the value of the underlying securities, you may lose a substantial portion of your investment in the Europe 2001 HOLDRS if the underlying securities decline in value.

         o Discount trading price. Europe 2001 HOLDRS may trade at a discount to the aggregate value of the underlying securities.

         o Ownership of only fractional shares in the underlying securities. As a result of distributions of securities by companies included in the Europe 2001 HOLDRS or other corporate events, such as mergers, a Europe 2001 HOLDR may represent an interest in a fractional share of an underlying security. You will only be entitled to voting, distribution and other beneficial ownership rights in the underlying securities in which you own only fractional shares to the extent that the depositary aggregates your fractional shares with other fractional shares of such underlying securities included in the HOLDR and passes on beneficial ownership rights, including distribution and voting rights, to you based on your proportional, fractional share ownership in the underlying securities. In addition, if you surrender your Europe 2001 HOLDRS to receive the underlying securities and other property represented by your Europe 2000 HOLDRS, you will receive cash in lieu of your fractional shares. You will not be entitled to any securities if your interest in an underlying security is only a fraction of a share.

         o Not necessarily consisting of the European companies with the largest market capitalization. At the time of the initial offering, the companies included in the Europe 2001 HOLDRS were among the largest European companies whose securities are traded on a U.S. stock market, as measured by worldwide market capitalization on November 14, 2000. One or more of the companies whose equity securities are included in the Europe 2001 HOLDRS may no longer be one of the largest European companies whose securities are traded on a U.S. stock market. In addition, as a result of a merger, acquisition or stock distribution of one or more of the companies included in the Europe 2001 HOLDRS, the securities of a company that is not presently part of the Europe 2001 HOLDRS may be included in the Europe 2001 HOLDRS. In this case, the Europe 2001 HOLDRS may no longer consist solely of securities issued by European companies with the largest market capitalization and, as a result of mergers, acquisitions and stock distributions, the Europe 2001 HOLDRS may in the future include the securities of companies that are not European.

         o No investigation of underlying securities. The underlying securities initially included in the Europe 2001 HOLDRS were selected by Merrill Lynch, Pierce, Fenner & Smith Incorporated based on the market capitalization of European issuers with securities traded on a U.S. stock market, without regard for the value, price performance, volatility or investment merit of the underlying securities. The Europe 2001 HOLDRS trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and their affiliates, have not performed any investigation or review of the selected companies, including the public filings by the companies. Investors and market participants should not conclude that the inclusion of a company is any form of investment recommendation by the trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, or their affiliates.

         o Concentration of investment. As a result of market fluctuations, reconstitution events, distributions of securities by an underlying issuer or other events which may result in the distribution of securities from, or the inclusion of additional securities in, the Europe 2001 HOLDRS, an investment in Europe 2001 HOLDRS may represent a more concentrated investment in one or more of the underlying securities or one or more industries. A concentrated investment will reduce the diversification of the Europe 2001 HOLDRS and increase your exposure to the risks of concentrated investments.

         o Conflicting investment choices. In order to sell one or more of the underlying securities individually, participate in any form of stock repurchase program by an issuer of an underlying security or participate in a tender offer relating to one or more of the underlying securities, you will be required to cancel your Europe 2001 HOLDRS and receive delivery of each of the underlying securities. The cancellation of your Europe 2001 HOLDRS will allow you to sell the individual underlying securities or to deliver the individual underlying securities in a tender offer or any form of stock repurchase program. The cancellation of Europe 2001 HOLDRS will involve payment of a cancellation fee to the trustee.

         o Trading halts. Trading in Europe 2001 HOLDRS on the American Stock Exchange may be halted if trading in one or more of the underlying securities is halted. Trading in Europe 2001 HOLDRS may be halted even if trading continues in some or all of the underlying securities. If trading is halted in the Europe 2001 HOLDRS, you will not be able to trade Europe 2001 HOLDRS and you will only be able to trade the underlying securities if you cancel your Europe 2001 HOLDRS and receive each of the underlying securities, even though there is trading in some of the underlying securities.

         o Delisting from the American Stock Exchange. If the number of companies whose securities are held in the trust falls below nine, the American Stock Exchange may consider delisting the Europe 2001 HOLDRS. If the Europe 2001 HOLDRS are delisted by the American Stock Exchange, a termination event will result unless the Europe 2001 HOLDRS are listed for trading on another U.S. national securities exchange or through the Nasdaq National Market System within five business days from the date the Europe 2001 HOLDRS are delisted. There are currently 41 companies whose securities are included in the Europe 2001 HOLDRS.

         o Possible conflicts of interest. Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, selected the underlying securities that were originally included in Europe 2001 HOLDRS and may face possible conflicts of interest as Merrill Lynch, Pierce, Fenner & Smith Incorporated and its affiliates may engage in investment banking or may provide other services for issuers of the underlying securities.

         o Delays in distributions. The depositary trust agreement provides that the trustee will use its reasonable efforts to distribute any cash or other distributions paid in respect of the underlying securities to you as soon as practicable after receipt of such distribution. However, you may receive such cash or other distributions later than you would if you owned the underlying securities outside of the Europe 2001 HOLDRS. In addition, you will not be entitled to any interest on any distribution by reason of any delay in distribution by the depositary.

Risk Factors Specific to Companies Included in the Europe 2001 HOLDRS

         o The stock prices of some of the companies included in the Europe 2001 HOLDRS have been and will likely continue to be extremely volatile, which will directly affect the price volatility of the Europe 2001 HOLDRS, and you could lose all or a substantial part of your investment. The trading prices of the securities of some companies included in the Europe 2001 HOLDRS have been volatile. These stock prices could be subject to wide fluctuations in response to a variety of factors, including the following:

                  o        general market fluctuations;

                  o        interest rate and currency fluctuations;

                  o general political and economic conditions, in Europe and throughout the world;

                  o actual or anticipated variations in companies' quarterly operating results;

                  o announcements of technological innovations or new services offered by competitors of the companies included in the Europe 2001 HOLDRS;

                  o changes in financial estimates by securities analysts;

                  o legal or regulatory developments affecting the companies included in the Europe 2001 HOLDRS or in the industries in which they operate;

                  o announcements by competitors of the companies included in the Europe 2001 HOLDRS of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

                  o        departures of key personnel;

                  o sales of securities of companies included in Europe 2001 HOLDRS in the open market; and

                  o        difficulty in obtaining additional financing.

                  In addition, the trading prices of some of the companies included in the Europe 2001 HOLDRS have experienced extreme price and volume fluctuations in recent months. These fluctuations often have been unrelated or disproportionate to the operating performance of these companies. The valuations of many of the underlying securities are high when measured by conventional valuation standards such as price to earnings and price to sales ratios. Some of the companies do not or in the future might not have earnings. As a result, these trading prices may decline substantially and valuations may not be sustained. Any negative change in the public's perception of the prospects of the underlying companies, generally, could depress their securities' prices regardless of the companies' results. Other broad market and industry factors may decrease the price of the underlying securities, regardless of their operating results. Market fluctuations, as well as general political and economic conditions such as recession, war or interest rate or currency rate fluctuations, also may decrease the market price of these equity securities.

                  o As a result of fluctuations in the trading prices of the companies included in the Europe 2001 HOLDRS, the trading price of Europe 2001 HOLDRS has fluctuated significantly. The initial offering price of a Europe 2001 HOLDR on January 17, 2001 was $98.12 and during 2005, the price of a Europe 2001 HOLDR reached a high of $68.56 and a low of $60.70.

                  o The international operations of the companies included in the Europe 2001 HOLDRS expose them to risks associated with instability and changes in economic and political conditions, foreign currency fluctuations, changes in foreign regulations and other risks inherent to international business. The companies included in the Europe 2001 HOLDRS have international operations which are essential parts of their businesses. The risks of international business that these companies are exposed to include the following:

                  o        general economic, social and political conditions;

                  o the difficulty of enforcing intellectual property rights, agreements and collecting receivables through certain foreign legal systems;

                  o differing tax rates, tariffs, exchange controls or other similar restrictions;

                  o        currency fluctuations;

                  o changes in, and compliance with, domestic and foreign laws and regulations which impose a range of restrictions on operations, trade practices, foreign trade and international investment decisions; and

                  o reduction in the number or capacity of personnel in international markets.

         o It may be impossible to initiate legal proceedings or enforce judgments against many of the companies included in the Europe 2001 HOLDRS. The companies included in the Europe 2001 HOLDRS were incorporated under the laws of a jurisdiction other than the United States and a substantial portion of their assets are located outside the United States. As a result, it may be impossible to effect service of process within the United States on the companies included in the Europe 2001 HOLDRS or enforce judgments made against them in courts in the United States based on civil liability provisions of the securities laws of the United States. In addition, judgments obtained in the United States, especially those awarding punitive damages, may not be enforceable in foreign countries.

         o Potential voting impediments may exist with respect to the ownership of some of the underlying securities included in the Europe 2001 HOLDRS. Holders of American depositary shares, including those included in the Europe 2001 HOLDRS, may only exercise voting rights with respect to the securities represented by American depositary shares in accordance with the provisions of deposit agreements entered into in connection with the issuance of the American depositary shares. These deposit agreements may not permit holders of American depositary shares to exercise voting rights that attach to the securities underlying the American depositary shares without the issuer first instructing the depositary to send voting information to the holder of the American depositary share. Also, holders of American depositary shares may not exercise voting rights unless they take a variety of steps, which include registration in the share registry of the company that has issued the securities underlying the American depositary shares. The cumulative effect of these steps may make it impractical for holders of American depositary shares to exercise the voting rights attached to the underlying securities.

         o Some of the underlying securities included in the Europe 2001 HOLDRS are not U.S. shares or American depositary shares and, as a result, may be subject to different procedures relating to the repayment of taxes and the activities of the transfer agent. The securities of some companies included in the Europe 2001 HOLDRS are subject to withholding tax on dividends and distributions. Some companies may not have special arrangements in place for refunding these withheld taxes. In such case, the holders of these securities will have to independently apply to a foreign tax authority for repayment of withheld taxes. In addition, some of the companies included in the Europe 2001 HOLDRS may also have a non-U.S. transfer agent and may hold the securities outside of the United States. Non-U.S. transfer agents are not subject to procedures that govern the activities of transfer agents in the United States.

         o The primary trading market of most of the underlying securities of Europe 2001 HOLDRS are not U.S. stock exchanges; accordingly, the trading volume of some of the underlying securities may be very low, which could adversely affect the market price of the Europe 2001 HOLDRS. In some cases, the trading volume of some of the underlying securities on a U.S. stock exchange is or may become limited. A low trading volume or liquidity of any of the underlying securities on U.S. stock exchange may adversely affect the market price of an underlying security and of the Europe 2001 HOLDRS.

         o Exchange rate fluctuations could adversely affect the market price of the underlying securities included in the Europe 2001 HOLDRS and the value of the dividends paid by those companies. The result of operations and the financial position of some of the companies underlying Europe 2001 HOLDRS are reported in local currencies. Exchange rate fluctuations between these currencies and the U.S. dollar may adversely affect the market price of the U.S. exchange listed security and the Europe 2001 HOLDRS. In addition, any dividends that are declared, if any, will likely be set in terms of a currency other than U.S. dollars. As a result, exchange rate fluctuations may also negatively affect the value of dividends declared by many of the companies included in the Europe 2001 HOLDRS.

         o Companies whose securities are included in the Europe 2001 HOLDRS may need additional financing, which may be difficult to obtain. Failure to obtain necessary financing or doing so on unattractive terms could adversely affect development and marketing efforts and other operations of companies whose securities are included in the Europe 2001 HOLDRS. Companies whose securities are included in Europe 2001 HOLDRS may need to raise additional capital in order to fund the continued development and marketing of their products or to fund strategic acquisitions or investments. Their ability to obtain additional financing will depend on a number of factors, including market conditions, operating performance and investor interest. These factors may make the timing, amount, terms and conditions of any financing unattractive. If adequate funds are not available or are not available on acceptable terms, companies whose securities are included in the Europe 2001 HOLDRS may have to forego strategic acquisitions or investments, reduce or defer their development activities, or delay their introduction of new products and services. Any of these actions may reduce the market price of stocks in the software industry.

         o Many of the companies included in the Europe 2001 HOLDRS are companies which are involved in the healthcare industry and are subject to the additional risks associated with an investment in companies in this industry. The stock prices of companies involved in the healthcare industry are subject to wide fluctuations in response to a variety of factors including:

         o announcements of technological innovations or new commercial products;

         o        developments in patent or proprietary rights;

         o        government regulatory initiatives;

         o government regulatory approval processes for product testing and commercialization; and

         o public concern as to the safety or other implications of healthcare products and services.

         An investment in the Europe 2001 HOLDRS may also be particularly vulnerable to these additional risks because of the significant number of healthcare companies included in the Europe 2001 HOLDRS.

o Many of the companies included in the Europe 2001 HOLDRS are companies which are involved in the technology and telecommunications industries and are subject to the risks associated with an investment in companies in those industries. The valuations of many technology and telecommunications companies are extraordinarily high based on conventional valuation standards, such as price to earnings and price to sales ratios. As a result, the valuations of companies in these industries, and the trading prices for their stock, may not be sustained. In addition, a company which operates in these industries is exposed to other risks which include the following:

         o the need to keep pace with rapid technological change in order to remain competitive and to prevent the obsolescence of their products and services;

         o        an inability to adequately protect proprietary rights;

         o changes in the regulatory environment in which telecommunications companies operate could affect their ability to offer new or existing products and services; and

         o the need to create and employ new technologies and to offer new services derived from these new technologies to remain competitive.

         An investment in the Europe 2001 HOLDRS may also be particularly vulnerable to these additional risks because of the significant number of technology and telecommunications companies included in the Europe 2001 HOLDRS.

                        HIGHLIGHTS OF EUROPE 2001 HOLDRS

         This discussion highlights information regarding Europe 2001 HOlding Company Depositary ReceiptS. We present certain information more fully in the rest of this prospectus. You should read the entire prospectus carefully before you purchase Europe 2001 HOLDRS.


Issuer................................. Europe 2001 HOLDRS Trust.

The trust.............................. The Europe 2001 HOLDRS Trust was formed under the depositary trust agreement,
                                        dated as of January 4, 2001 among The
                                        Bank of New York, as trustee, Merrill
                                        Lynch, Pierce, Fenner & Smith
                                        Incorporated, other depositors and the
                                        owners of the Europe 2001 HOLDRS. The
                                        trust is not a registered investment
                                        company under the Investment Company Act of 1940.

Initial depositor...................... Merrill Lynch, Pierce, Fenner & Smith
                                        Incorporated.

Trustee................................ The Bank of New York, a New York state-
                                        chartered banking organization, is the
                                        trustee and receives compensation as set forth in the depositary trust agreement. The trustee is responsible for receiving deposits of underlying securities and delivering Europe 2001 HOLDRS representing the underlying securities issued by the trust. The trustee holds the underlying securities on behalf of the holders of Europe 2001 HOLDRS.

Purpose of Europe 2001 HOLDRS.......... Europe 2001 HOLDRS are designed to achieve the following:

                                        Diversification. Europe 2001 HOLDRS are
                                        designed to allow you to diversify your
                                        investments by holding the equity
                                        securities of companies that are among
                                        the largest European companies with
                                        securities traded on a U.S. stock
                                        market, through a single,
                                        exchange-listed instrument representing
                                        your undivided beneficial ownership of
                                        the underlying securities. At the time
                                        of the initial offering on January 17,
                                        2001, the Europe 2001 HOLDRS consisted
                                        of the equity securities of specified
                                        companies that were among the largest
                                        European companies whose equity
                                        securities were listed for trading on a
                                        U.S. stock market, as measured by
                                        worldwide market capitalization on
                                        November 14, 2000.

                                        Flexibility. The beneficial owners of
                                        Europe 2001 HOLDRS have undivided
                                        beneficial ownership interests in each
                                        of the underlying securities represented by the Europe 2001 HOLDRS, and can cancel their Europe 2001 HOLDRS to receive each of the underlying securities represented by the Europe 2001 HOLDRS.

                                        Transaction costs. The expenses
                                        associated with buying and selling
                                        Europe 2001 HOLDRS in the secondary
                                        market are expected to be less than
                                        separately buying and selling each of
                                        the underlying securities in a
                                        traditional brokerage account with
                                        transaction-based
                                        charges.

Trust assets..........................  The trust holds the equity securities issued by specified companies that, when initially selected, were among the largest European companies with equity securities traded on a U.S. stock market, as measured in terms of worldwide market capitalization on November 14, 2000. Except when a reconstitution event, distribution of securities by an underlying issuer or other event occurs, the underlying securities will not change.
                                        Reconstitution events are described in
                                        this prospectus under the heading
                                        "Description of the Depositary Trust
                                        Agreement--Distributions" and
                                        "--Reconstitution events." There are
                                        currently 41 companies included in the
                                        Europe 2001 HOLDRS.

                                        The trust's assets may increase or
                                        decrease as a result of in-kind deposits and withdrawals of the underlying securities during the life of the trust.

The Europe 2001 HOLDRS................  The trust has issued, and may continue to issue Europe 2001 HOLDRS that
                                        represent an undivided beneficial
                                        ownership interest in the shares of
                                        U.S.-traded securities that are held by
                                        the trust on your behalf. The Europe
                                        2001 HOLDRS themselves are separate from the underlying securities that are represented by the Europe 2001 HOLDRS.

                                        The following table provides:


                                        o  the names of the 41 issuers of the
                                           underlying securities currently
                                           represented by the Europe 2001
                                           HOLDRS,


                                        o  the stock ticker symbols,

                                        o  the share amounts currently
                                           represented by a round-lot of 100
                                           Europe 2001 HOLDRS, and

                                        o  the principal U.S. market on which
                                           the underlying securities are traded.

                                                     Share         Primary U.S.
Name of Company(1)                      Ticker       Amounts      Trading Market
------------------------------------- -----------  -----------   ---------------
AEGON N.V.                                AEG         5.2              NYSE
Alcatel*                                  ALA         3                NYSE
Amdocs Limited                            DOX         3                NYSE
ARM Holdings p.l.c.*                     ARMHY        8               NASDAQ
ASM International N.V.                   ASMI        13               NASDAQ
ASML Holding N.V.                        ASML         7               NASDAQ
AstraZeneca p.l.c.*                       AZN         4                NYSE
AXA S.A.*                                 AXA         6                NYSE
Bookham Inc.                             BKHM         1.2             NASDAQ
BP p.l.c.*                                BP          4                NYSE
Business Objects S.A.*                   BOBJ         4.5             NASDAQ
DaimlerChrysler AG                        DCX         4                NYSE
Deutsche Telekom AG*                      DT          5                NYSE
Diageo p.l.c.*                            DEO         5                NYSE
Elan Corporation, p.l.c.*                 ELN         4                NYSE
Ericsson LM Telephone Company*           ERICY        1.6             NASDAQ
GlaxoSmithKline p.l.c.*                   GSK         6                NYSE
Infineon Technologies AG*                 IFX         5                NYSE
ING Groep N.V.*                           ING         4                NYSE
IONA Technologies p.l.c.*                IONA         3               NASDAQ
Koninklijke Philips Electronics N.V.      PHG         5                NYSE
Millicom International Cellular S.A.*    MICC         8               NASDAQ
Nokia Corp.*                              NOK         5                NYSE
Novartis AG*                              NVS         5                NYSE
Qiagen N.V.                              QGENF        6               NASDAQ
Repsol YPF, S.A.*                         REP        11                NYSE
Ryanair Holdings p.l.c.*                 RYAAY        8               NASDAQ
Sanofi-Aventis*                           SNY         4.6956           NYSE
SAP AG*                                   SAP         4                NYSE
Scottish Power p.l.c.*                    SPI         7                NYSE
Serono S.A.*                              SRA         9                NYSE
Shire p.l.c.*(2)                         SHPGY        4               NASDAQ
Skillsoft p.l.c.*                        SKIL         6               NASDAQ
STMicroelectronics N.V.                   STM         4                NYSE
Telefonica S.A.*                          TEF         4.5558           NYSE
Total S.A.*                               TOT         3                NYSE
UBS AG                                    UBS         3                NYSE
Unilever N.V.                             UN          3                NYSE
Vivendi Universal*                         V          3                NYSE
Vodafone Group p.l.c.*                    VOD         6                NYSE
New WPP Group p.l.c.*(3)                 WPPGY        3               NASDAQ

-----------------------------------
* The securities of this non-U.S. company trade in the United States as American depositary shares. Please see "Risk Factors" and "Federal Income Tax Consequences--Special considerations with respect to underlying securities of foreign issuers" for additional information relating to an investment in a non-U.S. company.

----------------------
(1) Effective opening of business November 21, 2005, Royal Dutch Petroleum Company. (NYSE: "RD"), a component of the Europe 2001 HOLDRS Trust, has been delisted from trading on the NYSE. Effective opening of business December 14, 2005, Cable & Wireless (NYSE: "CWP"), a component of the Europe 2001 HOLDRS Trust, was delisted from trading on the NYSE.

(2) Effective November 25, 2005, Shire Pharmaceuticals Group (NASDAQ: "SHPGY"), an underlying constituent of the Europe 2001 HOLDRS Trust, has changed its name to Shire PLC.

(3) Effective October 27, 2005, consistent with the Scheme of Arrangement of WPP Group plc (NASDAQ: "WPPGY"), a constituent of the Europe 2001 HOLDRS Trust, WPP Group plc will be replace with NEW WPP

Group plc as a constituent of the Europe 2001 HOLDRS Trust. For the 3 shares of WPP Group plc per 100 share round lot of Europe 2001 HOLDRS, The Bank of New York received 3 New shares of New WPP Group plc.

                                        At the time of the initial offering on
                                        January 17, 2001, the companies whose
                                        securities were included in the Europe
                                        2001 HOLDRS generally were considered to be among the largest European companies with equity securities traded on a U.S. stock market, as measured in terms of worldwide market capitalization on November 14, 2000. The market capitalization of a company is determined by multiplying the market price of its securities by the number of its outstanding securities.

                                        The trust only will issue and cancel,
                                        and you only may obtain, hold, trade or
                                        surrender Europe 2001 HOLDRS in a
                                        round-lot of 100 Europe 2001 HOLDRS and
                                        round-lot multiples. The trust will only issue Europe 2001 HOLDRS upon the deposit of the whole shares represented by a round-lot of 100 Europe 2001 HOLDRS. In the event that a fractional share comes to be represented by a round-lot of Europe 2001 HOLDRS, the trust may require a minimum of more than one round-lot of 100 Europe 2001 HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Europe 2001 HOLDRS.

                                        The number of outstanding Europe 2001
                                        HOLDRS will increase and decrease as a
                                        result of in- kind deposits and
                                        withdrawals of the underlying
                                        securities. The trust will stand ready
                                        to issue additional Europe 2001 HOLDRS
                                        on a continuous basis when an investor
                                        deposits the required number of
                                        securities with the trustee.

Purchases............................   You may acquire Europe 2001 HOLDRS in
                                        two ways:

                                        o  through an in-kind deposit of the
                                           required number of securities of the
                                           underlying issuers with the trustee;
                                           or

                                        o  through a cash purchase in the
                                           secondary trading market.

Issuance and cancellation fees........  If you wish to create Europe 2001 HOLDRS by delivering to the trust the requisite securities represented by a round-lot of 100 Europe 2001 HOLDRS, The Bank of New York as trustee will charge you an issuance fee of up to $10.00 for each round-lot of 100 Europe 2001 HOLDRS. If you wish to cancel your Europe 2001 HOLDRS and withdraw your underlying securities, The Bank of New York as trustee will charge you a cancellation fee of up to $10.00 for each round-lot of 100 Europe 2001 HOLDRS.


Commissions..........................   If you choose to deposit underlying
                                        securities in order to receive Europe
                                        2001 HOLDRS, you will be responsible for paying any sales commission associated with your purchase of the underlying securities that is charged by your broker in addition to the issuance fee charged by the trustee described above.

Custody fees.........................   The Bank of New York, as trustee and as
                                        custodian, will charge you a quarterly
                                        custody fee of $2.00 for each round-lot
                                        of 100 Europe 2001 HOLDRS, to be
                                        deducted from any cash dividend or other cash distributions on underlying securities received by the trust. With respect to the aggregate custody fee payable in any calendar year for each Europe 2001 HOLDR, the trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, the record date for which falls in such calendar year.

Rights relating to Europe 2001
HOLDRS...............................   You have the right to withdraw the
                                        underlying securities upon request by
                                        delivering a round-lot or integral
                                        multiple of a round-lot of Europe 2001
                                        HOLDRS to the trustee, during the
                                        trustee's business hours, and paying the cancellation fees, taxes, and other charges. You should receive the underlying securities no later than the business day after the trustee receives a proper notice of cancellation. The trustee will not deliver fractional shares of underlying securities. To the extent that any cancellation of Europe
                                        2001 HOLDRS would otherwise require the
                                        delivery of a fractional share, the
                                        trustee will sell the fractional share
                                        in the market and the trust, in turn,
                                        will deliver cash in lieu of such
                                        fractional share. Except with respect to the right to vote for dissolution of the trust, the Europe 2001 HOLDRS themselves will not have voting rights.

Rights relating to the underlying
securities...........................   Europe 2001 HOLDRS represents your
                                        beneficial ownership of the underlying
                                        securities. Owners of Europe 2001 HOLDRS have the same rights and privileges as if they owned the underlying securities beneficially in street name outside of Europe 2001 HOLDRS. These include the right to instruct the trustee to vote the underlying securities or you may attend shareholder meetings yourself, the right to receive any dividends and other distributions on the underlying securities that are declared and paid to the trustee by an issuer of an underlying security, the right to pledge
                                        Europe 2001 HOLDRS and the right to
                                        surrender Europe 2001 HOLDRS to receive
                                        the underlying securities and other
                                        property then represented by the Europe
                                        2001 HOLDRS. Europe 2001 HOLDRS does not change your beneficial ownership in the underlying securities under United
                                        States federal securities laws,
                                        including sections 13(d) and 16(a) of
                                        the Exchange Act. As a result, you have
                                        the same obligations to file insider
                                        trading reports that you would have if
                                        you held the underlying securities
                                        outside of Europe 2001 HOLDRS. However,
                                        due to the nature of Europe 2001 HOLDRS, you will not be able to participate in any dividend reinvestment program of an issuer of underlying securities unless you cancel your Europe 2001 HOLDRS (and pay the applicable fees) and receive all of the underlying securities.

                                        A holder of Europe 2001 HOLDRS is not a
                                        registered owner of the underlying
                                        securities. In order to become a
                                        registered owner, a holder of Europe
                                        2001 HOLDRS would need to surrender
                                        their Europe 2001 HOLDRS, pay the
                                        applicable fees and expenses, receive
                                        all of the underlying securities and
                                        follow the procedures established by the issuers of the underlying securities for registering their securities in the name of such holder.

                                        You retain the right to receive any
                                        reports and communications that the
                                        issuers of underlying securities are
                                        required to send to beneficial owners of their securities. As such, you will receive such reports and communications from the broker through which you hold your Europe 2001 HOLDRS in the same manner as if you beneficially owned your underlying securities outside of Europe 2001 HOLDRS in "street name" through a brokerage account. The trustee will not attempt to exercise the right to vote that attaches to, or give a proxy with respect to, the underlying securities other than in accordance with your instructions.

                                        The depositary trust agreement entitles
                                        you to receive, subject to certain
                                        limitations and net of any fees and
                                        expenses of the trustee, any
                                        distributions of cash (including
                                        dividends), securities or property made
                                        with respect to the underlying
                                        securities. However, any distribution of securities by an issuer of underlying securities will be deposited into the trust and will become part of the underlying securities unless the distributed securities are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System. In addition, if the issuer of underlying securities offers rights to acquire additional underlying securities or other securities, the rights may be distributed to you, and may be disposed of for your benefit, or may lapse.

                                        There may be a delay between the time
                                        any cash or other distribution is
                                        received by the trustee with respect to
                                        the underlying securities and the time
                                        such cash or other distributions are
                                        distributed to you. In addition, you are not entitled to any interest on any distribution by reason of any delay in distribution by the trustee. If any tax or other governmental charge becomes due with respect to Europe 2001 HOLDRS or any underlying securities, you will be responsible for paying that tax or governmental charge.

                                        If you wish to participate in a tender
                                        offer for any of the underlying
                                        securities, or any form of stock
                                        repurchase program by an issuer of an
                                        underlying security, you must surrender
                                        your Europe 2001 HOLDRS (and pay the
                                        applicable fees and expenses) and
                                        receive all of your underlying
                                        securities in exchange for your Europe
                                        2001 HOLDRS. For specific information
                                        about obtaining
                                        your underlying securities, you should
                                        read the discussion under the caption
                                        "Description of the Depositary Trust
                                        Agreement--Withdrawal of underlying
                                        securities."

Ownership rights in fractional
shares in the underlying
securities............................  As a result of distributions of securities by companies included in the
                                        Europe 2001 HOLDRS or other corporate
                                        events, such as mergers, a Europe 2001
                                        HOLDR may represent an interest in a
                                        fractional share of an underlying
                                        security. You are entitled to receive
                                        distributions proportionate to your
                                        fractional shares.

                                        In addition, you are entitled to receive proxy materials and other shareholder communications and you are entitled to exercise voting rights proportionate to your fractional shares. The trustee will aggregate the votes of all of the share fractions represented by Europe 2001 HOLDRS and will vote the largest possible number of whole shares. If, after aggregation, there is a fractional remainder, this fraction will be ignored, because the issuer will only recognize whole share votes. For example, if 100,001 round-lots of 100 Europe 2001 HOLDRS are outstanding and each round-lot of 100 Europe 2001 HOLDR represents 1.75 shares of an underlying security, there will be 175,001.75 votes of the underlying security represented by Europe 2001 HOLDRS. If holders of 50,000 round-lots of 100 Europe 2001 HOLDRS vote their underlying securities "yes" and holders of 50,001 round-lots of 100 Europe 2001 HOLDRS vote their underlying securities "no", there will be 87,500 affirmative votes and 87,501.75 negative votes. The trustee will ignore the .75 negative votes and will deliver to the issuer 87,500 affirmative votes and 87,501 negative votes.

Reconstitution events.................  The depositary trust agreement provides for the automatic distribution of
                                        underlying securities from the Europe
                                        2001 HOLDRS to you in the following four circumstances:

                                        A.  If an issuer of underlying
                                            securities no longer has a class of
                                            securities registered under section
                                            12 of the Securities Exchange Act of
                                            1934, then its securities will no
                                            longer be an underlying security and
                                            the trustee will distribute the
                                            shares of that company to the owners
                                            of the Europe 2001 HOLDRS.

                                        B.  If the SEC finds that an issuer of
                                            underlying securities should be
                                            registered as an investment
                                            company under the Investment
                                            Company Act of 1940, and the
                                            trustee has actual knowledge of the
                                            SEC finding, then the trustee will
                                            distribute the shares of that
                                            company to the owners of the Europe
                                            2001 HOLDRS.

                                        C.  If the underlying securities of an
                                            issuer cease to be outstanding as a
                                            result of a merger, consolidation,
                                            corporate combination or other
                                            event, the trustee will distribute
                                            the consideration paid by and
                                            received from the acquiring company
                                            or the securities received in
                                            exchange for the securities of the
                                            underlying issuer whose securities
                                            cease to be outstanding to the
                                            beneficial owners of Europe 2001
                                            HOLDRS, unless the consideration
                                            received consists of securities that
                                            are listed for trading on a U.S.
                                            national securities exchange or
                                            through the Nasdaq National Market
                                            System. In this case, the securities
                                            received will be treated as
                                            additional underlying securities and
                                            will be deposited into the trust.

                                        D.  If an issuer's underlying
                                            securities are delisted from trading
                                            on a U.S. national securities
                                            exchange or through the Nasdaq
                                            National Market System and are not
                                            listed for trading on another U.S.
                                            national securities exchange or
                                            through the Nasdaq National Market
                                            System within five business days
                                            from the date the securities are
                                            delisted.

                                        To the extent a distribution of
                                        underlying securities from the Europe
                                        2001 HOLDRS is required as a result of a reconstitution event, the trustee will deliver the underlying security to you as promptly as practicable after the date that the trustee has knowledge of the occurrence of a reconstitution event. However, any distribution of securities that are listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System will be deposited into the trust and will become part of the Europe 2001 HOLDRS.

Termination events....................  A.  The Europe 2001 HOLDRS are delisted from the American Stock Exchange and
                                            are not listed for trading on
                                            another U.S. national securities
                                            exchange or through the Nasdaq
                                            National Market System within five
                                            business days from the date the
                                            Europe 2001 HOLDRS are delisted.

                                        B.  The trustee resigns and no successor
                                            trustee is appointed within 60 days
                                            from the date the trustee provides
                                            notice to Merrill Lynch, Pierce,
                                            Fenner & Smith Incorporated, as
                                            initial depositor, of its intent to
                                            resign.

                                        C.  Beneficial owners of at least 75% of
                                            outstanding Europe 2001 HOLDRS vote
                                            to dissolve and liquidate the trust.

                                        If a termination event occurs, the
                                        trustee will distribute the underlying
                                        securities to you as promptly as
                                        practicable after the termination event.

                                        Upon termination of the depositary trust agreement and prior to distributing the underlying securities to you, the trustee will charge you a cancellation fee of up to $10.00 per round-lot of 100 Europe 2001 HOLDRS surrendered, along with any taxes or other governmental charges, if any.

United States Federal income tax
                consequences........... The United States federal income tax laws will treat a U.S. holder of Europe
                                        2001 HOLDRS as directly owning the
                                        underlying securities. The Europe 2001
                                        HOLDRS themselves will not result in any U.S. federal income tax consequences separate from the tax consequences associated with ownership of the underlying securities.


Listing...............................  The Europe 2001 HOLDRS are listed on the
                                        American Stock Exchange under the symbol
                                        "EKH." On February 15, 2006, the last
                                        reported sale price of the Europe 2001
                                        HOLDRS on the American Stock Exchange
                                        was $70.65.


Trading...............................  Investors are only able to acquire, hold, transfer and surrender a round-lot of 100 Europe 2001 HOLDRS. Bid and ask prices, however, are quoted per single Europe 2001 HOLDR.

Clearance and settlement.............   Europe 2001 HOLDRS have been issued in
                                        book-entry form. Europe 2001 HOLDRS are
                                        evidenced by one or more global
                                        certificates that the trustee has
                                        deposited with The Depository Trust
                                        Company, referred to as DTC. Transfers
                                        within DTC will be in accordance with
                                        DTC's usual rules and operating
                                        procedures. For further information see
                                        "Description of Europe 2001 HOLDRS."

                                    THE TRUST

         General. This discussion highlights information about the Europe 2001 HOLDRS Trust. You should read this information and information about the depositary trust agreement, as well as the depositary trust agreement before you purchase Europe 2001 HOLDRS. The material terms of the depositary trust agreement are described in this prospectus under the heading "Description of the Depositary Trust Agreement."

         The Europe 2001 HOLDRS trust. The trust was formed pursuant to the depositary trust agreement, dated as of January 4, 2001. The Bank of New York is the trustee. The Europe 2001 HOLDRS Trust is not a registered investment company under the Investment Company Act of 1940.

         The Europe 2001 HOLDRS trust is intended to hold deposited shares for the benefit of owners of Europe 2001 HOLDRS. The trustee will perform only administrative and ministerial acts. The property of the trust consists of the underlying securities and all monies or other property, if any, received by the trustee. The trust will terminate on December 31, 2041, or earlier if a termination event occurs.

                        DESCRIPTION OF EUROPE 2001 HOLDRS

         The trust has issued Europe 2001 HOLDRS under the depositary trust agreement described in this prospectus under the heading "Description of the Depositary Trust Agreement." The trust may issue additional Europe 2001 HOLDRS on a continuous basis when an investor deposits the requisite underlying securities with the trustee.

         You may only acquire, hold, trade and surrender Europe 2001 HOLDRS in a round-lot of 100 Europe 2001 HOLDRS and round-lot multiples. The trust will only issue Europe 2001 HOLDRS upon the deposit of the whole shares of underlying securities that are represented by a round-lot of 100 Europe 2001 HOLDRS. In the event of a stock split, reverse stock split, or other distribution by the issuer of an underlying security that results in a fractional share becoming represented by a round-lot of Europe 2001 HOLDRS, the trust may require a minimum of more than one round-lot of 100 Europe 2001 HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Europe 2001 HOLDRS.

         Europe 2001 HOLDRS will represent your individual and undivided beneficial ownership interest in the specified underlying securities. The companies selected as part of this receipt program are listed above in the section entitled "Highlights of Europe 2001 HOLDRS--The Europe 2001 HOLDRS."

         Beneficial owners of Europe 2001 HOLDRS will have the same rights and privileges as they would have if they beneficially owned the underlying securities in "street name" outside of the trust. These include the right of investors to instruct the trustee to vote the securities, and to receive dividends and other distributions on the underlying securities, if any are declared and paid to the trustee by an issuer of an underlying security, as well as the right to cancel Europe 2001 HOLDRS to receive the underlying securities. See "Description of the Depositary Trust Agreement." Europe 2001 HOLDRS are not intended to change your beneficial ownership in the underlying securities under federal securities laws, including sections 13(d) and 16(a) of the Securities Exchange Act of 1934.

         The trust will not publish or otherwise calculate the aggregate value of the underlying securities represented by a receipt. Europe 2001 HOLDRS may trade in the secondary market at prices that are lower than the aggregate value of the corresponding underlying securities. If, in such case, an owner of Europe 2001 HOLDRS wishes to realize the dollar value of the underlying securities, that owner will have to cancel the Europe 2001 HOLDRS. Such cancellation will require payment of fees and expenses as described in "Description of the Depositary Trust Agreement--Withdrawal of underlying securities."

         Europe 2001 HOLDRS are evidenced by one or more global certificates that the trustee has deposited with DTC and registered in the name of Cede & Co., as nominee for DTC. Europe 2001 HOLDRS are available only in book-entry form. Owners of Europe 2001 HOLDRS hold their Europe 2001 HOLDRS through DTC, if they are participants in DTC, or indirectly through entities that are participants in DTC.

                    DESCRIPTION OF THE UNDERLYING SECURITIES

         Selection criteria. The underlying securities of the Europe 2001 HOLDRS were, when the Europe 2001 HOLDRS were initially issued on January 17, 2001, the equity securities of a group of specified companies which, at the time of selection, were among the largest European companies whose securities are traded on a U.S. stock market, as measured in terms of worldwide market capitalization on November 14, 2000. The market capitalization of a company is determined by multiplying the market price of its securities by the number of its outstanding securities.

         Due to distributions of securities by underlying issuers, reconstitution events or other events, one or more of the issuers of the underlying securities may no longer have a market capitalization which ranks among the European companies with the largest market capitalization whose securities are traded on a U.S. stock market. In this case, the Europe 2001 HOLDRS may consist of securities issued by European companies that do not have the largest market capitalization. In addition, as a result of a reconstitution event or a distribution of securities, the securities of a non-European company may be included in the Europe 2001 HOLDRS. Merrill Lynch, Pierce, Fenner & Smith Incorporated will determine, in its sole discretion, whether the issuer of a particular underlying security continues to have a leading market capitalization and will undertake to make adequate disclosure when necessary.

         Underlying securities. For a list of the underlying securities represented by Europe 2001 HOLDRS, please refer to "Highlights of Europe 2001 HOLDRS--The Europe 2001 HOLDRS." If the underlying securities change because of a reconstitution event or as a result of a distribution of securities by an underlying issuer or other event, a revised list of underlying securities will be set forth in a prospectus supplement and filed with the SEC on a periodic basis.

         No investigation. The trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and any affiliate of these entities, have not performed any investigation or review of the selected companies, including the public filings by the companies. Accordingly, before you acquire Europe 2001 HOLDRS, you should consider publicly available financial and other information about the issuers of the underlying securities. See "Risk Factors" and "Where You Can Find More Information." Investors and market participants should not conclude that the inclusion of a company in the list is any form of investment recommendation of that company by the trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any of their affiliates.

         General background and historical information. For a brief description of the business of each of the issuers of the underlying securities and monthly pricing information showing the historical performance of each underlying issuer's securities see "Annex A."

          The following table and graph set forth the composite performance of all of the 41 underlying securities currently represented by a single Europe 2001 HOLDR, measured at the close of the business day on July 27, 2000, and thereafter as of the end of each month through February 14, 2006. The performance table and graph data are adjusted for any splits that may have occurred over the measurement period. Past movements of the underlying securities are not necessarily indicative of future values.

                     Closing                    Closing                       Closing                    Closing
        2000         Price       2001           Price        2002             Price       2003           Price
        ----         -----       ----           -----        ----             -----       ----           -----
July 27.........     89.71   January 31.....    77.83       January 31.....   55.60    January 31.....    39.66
July 31.........     89.05   February 28....    68.55       February 28....   53.39    February 28....    37.89
August 31.......     91.68   March 30.......    62.69       March 28.......   56.16    March 31.......    37.92
September 29....     83.14   April 30.......    71.12       April 30.......   52.44    April 30.......    42.80
October 31......     80.57   May 31.........    67.32       May 31.........   49.91    May 30.........    45.54
November 30.....     70.98   June 29........    64.41       June 28........   46.27    June 30........    45.72
December 29.....     74.24   July 31........    63.59       July 31........   42.19    July 31........    46.85
                             August 31......    59.78       August 30......   41.90    August 29......    48.80
                             September 28...    49.73       September 30...   36.26    September 30...    47.97
                             October 31.....    53.02       October 31.....   40.09    October 31.....    52.98
                             November 30....    56.45       November 29....   43.14    November 28....    55.01
                             December 31....    58.51       December 31....   40.21    December 31....    58.79

                     Closing                    Closing                       Closing
        2004         Price       2005           Price        2006             Price
        ----         -----       ----           -----        ----             -----
January 30......     59.61   January 31.....    60.91       January 31.....   71.71
February 27.....     60.18   February 28....    63.00       February 14....   70.98
March 31........     58.28   March 31.......    61.01
April 30........     56.69   April 29.......    58.84
May 28..........     57.03   May 31.........    59.88
June 30.........     57.42   June 30........    59.85
July 30.........     53.66   July 29........    63.11
August 31.......     52.59   August 31......    63.72
September 30....     54.35   September 30...    64.94
October 29......     56.44   October 31.....    63.75
November 30.....     60.07   November 30....    64.50
December 31.....     62.04   December 30....    67.47


                                [GRAPHIC OMITTED]

                  DESCRIPTION OF THE DEPOSITARY TRUST AGREEMENT

         General. The depositary trust agreement, dated as of January 4, 2001, among Merrill Lynch, Pierce, Fenner & Smith Incorporated, The Bank of New York, as trustee, other depositors and the owners of the Europe 2001 HOLDRS, provides that Europe 2001 HOLDRS will represent an owner's undivided beneficial ownership interest in the securities of the underlying companies.

         The trustee. The Bank of New York serves as trustee. The Bank of New York, which was founded in 1784, was New York's first bank and is the oldest bank in the country still operating under its original name. The Bank is a state-chartered New York banking corporation and a member of the Federal Reserve System. The Bank conducts a national and international wholesale banking business and a retail banking business in the New York City, New Jersey and Connecticut areas, and provides a comprehensive range of corporate and personal trust, securities processing and investment services. In addition, The Bank of New York acts as depositary for some foreign issuers whose American depositary shares are included in the Europe 2001 HOLDRS.

         Issuance, transfer and surrender of Europe 2001 HOLDRS. You may create and cancel Europe 2001 HOLDRS only in round-lots of 100 Europe 2001 HOLDRS. You may create Europe 2001 HOLDRS by delivering to the trustee the requisite underlying securities. The trust will only issue Europe 2001 HOLDRS upon the deposit of the whole shares represented by a round-lot of 100 Europe 2001 HOLDRS. In the event that a fractional share comes to be represented by a round-lot of Europe 2001 HOLDRS, the trust may require a minimum of more than one round-lot of 100 Europe 2001 HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Europe 2001 HOLDRS. Similarly, you must surrender Europe 2001 HOLDRS in integral multiples of 100 Europe 2001 HOLDRS to withdraw deposited shares from the trust. The trustee will not deliver fractional shares of underlying securities, and to the extent that any cancellation of Europe 2001 HOLDRS would otherwise require the delivery of fractional shares, the trust will deliver cash in lieu of such shares. You may request withdrawal of your deposited shares during the trustee's normal business hours. The trustee expects that in most cases it will deliver your deposited shares within one business day of your withdrawal request.

         Voting rights. The trustee will deliver to you proxy soliciting materials provided by issuers of the deposited shares so as to permit you to give the trustee instructions as to how to vote on matters to be considered at any annual or special meetings held by issuers of the underlying securities.

         Under the depositary trust agreement, any beneficial owner of Europe 2001 HOLDRS, other than Merrill Lynch, Pierce, Fenner & Smith Incorporated, owning Europe 2001 HOLDRS for its own proprietary account as principal, will have the right to vote to dissolve and liquidate the trust.

         Distributions. You will be entitled to receive, net of trustee fees, distributions of cash, including dividends, securities or property, if any, made with respect to the underlying securities. The trustee will use its reasonable efforts to ensure that it distributes these distributions as promptly as practicable after the date on which it receives the distribution. Therefore, you may receive your distributions substantially later than you would have had you held the underlying securities directly. Any distributions of securities by an issuer of underlying securities will be deposited into the trust and will become part of the Europe 2001 HOLDRS if such securities are listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System. In addition, if the issuer of underlying securities offers rights to acquire additional underlying securities or other securities the rights will be made available to you through the trustee, if practicable and if the rights and the securities that those rights relate to are exempt from registration or are registered under the Securities Act. Otherwise, if practicable, the rights will be disposed of and the proceeds provided to you by the trustee. In all other cases, the rights will lapse.

         You will be obligated to pay any tax or other charge that may become due with respect to Europe 2001 HOLDRS. The trustee may deduct the amount of any tax or other governmental charge from a distribution before making payment to you. In addition, the trustee will deduct its quarterly custody fee of $2.00 for each round-lot of 100 Europe 2001 HOLDRS from quarterly dividends, if any, paid to the trustee by the issuers of the underlying securities. With respect to the aggregate custody fee payable in any calendar year for each Europe 2001 HOLDR, the trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year.

         Record dates. With respect to dividend payments and voting instructions, the trustee expects to fix the trust's record dates as close as possible to the record date fixed by the issuer of the underlying securities.

         Shareholder communications. The trustee promptly will forward to you all shareholder communications that it receives from issuers of the underlying securities.

         Withdrawal of underlying securities. You may surrender your Europe 2001 HOLDRS and receive underlying securities during the trustee's normal business hours and upon the payment of applicable fees, taxes or governmental charges, if any. You should receive your underlying securities no later than the business day after the trustee receives your request. If you surrender Europe 2001 HOLDRS in order to receive underlying securities, you will pay to the trustee a cancellation fee of up to $10.00 per round-lot of 100 Europe 2001 HOLDRS.

         Further issuances of Europe 2001 HOLDRS. The depositary trust agreement provides for further issuances of Europe 2001 HOLDRS on a continuous basis without your consent.

         Reconstitution events. The depositary trust agreement provides for the automatic distribution of underlying securities to you in the following four circumstances:

         A. If an issuer of underlying securities no longer has a class of securities registered under section 12 of the Securities Exchange Act of 1934, then its securities will no longer be an underlying security and the trustee will distribute the shares of that company to the owners of the Europe 2001 HOLDRS.

         B. If the SEC finds that an issuer of underlying securities should be registered as an investment company under the Investment Company Act of 1940, and the trustee has actual knowledge of the SEC finding, then the trustee will distribute the shares of that company to the owners of the Europe 2001 HOLDRS.

         C. If the underlying securities of an issuer cease to be outstanding as a result of a merger, consolidation or other corporate combination, the trustee will distribute the consideration paid by and received from the acquiring company to the beneficial owners of Europe 2001 HOLDRS, unless the consideration received is securities that are listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System. In this case, the securities received will be treated as additional underlying securities and will be deposited into the trust.

         D. If an issuer's underlying securities are delisted from trading on a U.S. national securities exchange or through the Nasdaq National Market System and are not listed for trading on another U.S. national securities exchange or through the Nasdaq National Market System within five business days from the date the securities are delisted.

         To the extent a distribution of underlying securities is required as a result of a reconstitution event, the trustee will deliver the underlying security to you as promptly as practicable after the date that the trustee has knowledge of the occurrence of a reconstitution event. However, any distributions of securities that are listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System will be deposited into the trust and will become part of the Europe 2001 HOLDRS.

         Termination of the trust. The trust will terminate if the trustee resigns and no successor trustee is appointed by Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, within 60 days from the date the trustee provides notice to Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, of its intent to resign. Upon termination, the beneficial owners of Europe 2001 HOLDRS will surrender their Europe 2001 HOLDRS as provided in the depositary trust agreement, including payment of any fees of the trustee or applicable taxes or governmental charges due in connection with delivery to the owners of the underlying securities. The trust also will terminate if Europe 2001 HOLDRS are delisted from the American Stock Exchange and are not listed for trading on another U.S. national securities exchange or through the Nasdaq National Market System within five business days from the date the Europe 2001 HOLDRS are delisted. Finally, the trust will terminate if 75% of the owners of outstanding Europe 2001 HOLDRS other than Merrill Lynch, Pierce, Fenner & Smith Incorporated vote to dissolve and liquidate the trust.

         If a termination event occurs, the trustee will distribute the underlying securities to you as promptly as practicable after the termination event occurs.

         Amendment of the depositary trust agreement. The trustee and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, may amend any provisions of the depositary trust agreement without the consent of any other depositor or any of the owners of the Europe 2001 HOLDRS. Promptly after the execution of any amendment to the agreement, the trustee must furnish or cause to be furnished written notification of the substance of the amendment to each owner of Europe 2001 HOLDRS. Any amendment that imposes or increases any fees or charges, subject to exceptions, or that otherwise prejudices any substantial existing right of the owners of Europe 2001 HOLDRS will not become effective until 30 days after notice of the amendment is given to the owners of Europe 2001 HOLDRS.

         Issuance and cancellation fees. If you wish to create Europe 2001 HOLDRS by delivering to the trust the requisite underlying securities, the trustee will charge you an issuance fee of up to $10.00 for each round-lot of 100 Europe 2001 HOLDRS. If you wish to cancel your Europe 2001 HOLDRS and withdraw your underlying securities, the trustee will charge you a cancellation fee of up to $10.00 for each round-lot of 100 Europe 2001 HOLDRS issued. The trustee may negotiate either of these fees depending on the volume, frequency and size of the issuance or cancellation transactions.

         Commissions. If you choose to create or cancel Europe 2001 HOLDRS you will be responsible for paying any sales commissions associated with your purchase of the underlying securities that are charged by your broker, whether it be Merrill Lynch, Pierce, Fenner & Smith Incorporated or another broker, in addition to the issuance fee described above.

         Custody fees. The Bank of New York, as trustee and as custodian, will charge you a quarterly custody fee of $2.00 for each round-lot of 100 Europe 2001 HOLDRS to be deducted from any dividend payments or other cash distributions on underlying securities received by the trustee. With respect to the aggregate custody fee payable in any calendar year for each Europe 2001 HOLDR, the trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year. The trustee cannot recapture unpaid custody fees from prior years.

         Address of the trustee. The Bank of New York, ADR Department, 101 Barclay Street, New York, New York 10286.

         Governing law. The depositary trust agreement and the Europe 2001 HOLDRS are governed by the laws of the State of New York. The trustee will provide the depositary trust agreement to any owner of the underlying securities free of charge upon written request.

         Duties and immunities of the trustee. The trustee assumes no responsibility or liability for, and makes no representations as to, the validity or sufficiency, or as to the accuracy of the recitals, if any, set forth in the Europe 2001 HOLDRS.

         The trustee has undertaken to perform only those duties as are specifically set forth in the depositary trust agreement. Subject to the preceding sentence, the trustee is liable for its own negligence or misconduct except for good faith errors in judgment so long as the trustee is not negligent in ascertaining the relevant facts.

                  UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

General

         The following discussion represents the opinion of Shearman & Sterling LLP, our special U.S. federal income tax counsel, as to the principal U.S. federal income tax consequences relating to the Europe 2001 HOLDRS for: -

         o  an individual who is a citizen or resident of the United States;

         o a corporation (or an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state thereon or the District of Columbia;

         o an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source;

         o a trust if either (i) it is subject to the primary supervision of a U.S. court and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person (a "U.S. receipt holder"); and

         o any individual, corporation, estate or trust that is not a U.S. receipt holder (a "non-U.S. receipt holder").


         If a partnership (or an entity treated as a partnership for U.S. federal income tax purposes) holds Europe 2001 HOLDRS, the tax treatment of the partnership and each partner will generally depend on the status of the partner and the activities of the partnership. Partnerships acquiring Europe 2001 HOLDRS, and partners in such partnerships, should consult their tax advisors.


         This discussion is based upon laws, regulations, rulings and decisions currently in effect, all of which are subject to change or differing interpretations, possibly on a retroactive basis. The discussion does not deal with all U.S. federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules, such as (without limitation) tax-exempt entities, banks, dealers in securities, U.S. receipt holders whose functional currency is not the U.S. dollar, investors who acquire or hold any Europe 2001 HOLDRS as part of a conversion, straddle or other hedging transaction, certain former citizens and residents of the United States and persons subject to the alternative minimum tax.. In addition, this discussion generally is limited to investors who will hold the Europe 2001 HOLDRS as "capital assets" (generally, property held for investment) within the meaning of section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"). Moreover, this discussion does not address Europe 2001 held by a partnership or other flow through entity. We recommend that you consult with your own tax advisor with regard to the application of the U.S. federal income tax laws to your particular situation as well as any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction.


         Taxation of the trust

         The trust will provide for flow through tax consequences as it will be treated as a grantor trust or custodial arrangement for U.S. federal income tax purposes.

         Taxation of Europe 2001 HOLDRS

         A receipt holder purchasing and owning Europe 2001 HOLDRS will be treated, for U.S. federal income tax purposes, as directly owning a proportionate share of the underlying securities represented by Europe 2001 HOLDRS. Consequently, if there is a taxable cash distribution on an underlying security, a holder will recognize income with respect to the distribution at the time the distribution is received by the trustee, not at the time that the holder receives the cash distribution from the trustee.

         Qualified dividend income received in respect of Europe 2001 HOLDRS by U.S. receipt holders who are individuals, trusts and estates will be eligible for U.S. federal income taxation at preferential rates. Qualified dividend income includes dividends received from domestic corporations and "qualified foreign corporations," as such term is defined below under "Special considerations with respect to underlying securities of foreign issuers." In order for such dividends to qualify for the preferential rates, specific minimum holding period requirements must be met, and for this purpose, a U.S. receipt holder's holding period with respect to an underlying security may be tolled for any period in which such holder has diminished its risk of loss in respect of such security by (for example) entering into a hedging transaction. Special rules apply to a U.S. receipt holder who leverages its investment in Europe 2001 HOLDRS. U.S. receipt holders that are corporations may be eligible for a dividend-received deduction in respect of dividends received from domestic corporations.

         A receipt holder will determine its initial tax basis in each of the underlying securities by allocating the purchase price for the Europe 2001 HOLDRS among the underlying securities based on their relative fair market values at the time of purchase. Similarly, when a holder sells a receipt, it will determine the amount realized with respect to each security by allocating the sales price among the underlying securities based on their relative fair market values at the time of sale. A holder's gain or loss with respect to each security will be computed by subtracting its adjusted basis in the security from the amount realized on the security. With respect to purchases of Europe 2001 HOLDRS for cash in the secondary market, a receipt holder's aggregate tax basis in each of the underlying securities will be equal to the purchase price of the Europe 2001 HOLDRS. Similarly, with respect to sales of Europe 2001 HOLDRS for cash in the secondary market, the amount realized with respect to a sale of Europe 2001 HOLDRS will be equal to the aggregate amount realized with respect to each of the underlying securities.

         The distribution of any securities by the trust upon the surrender of Europe 2001 HOLDRS, the occurrence of a reconstitution event, or a termination event will not be a taxable event, except to the extent that cash is distributed in lieu of fractional shares. Gain or loss with respect to fractional shares shall be computed by allocating a portion of the aggregate tax basis of the distributed securities to such fractional shares. The receipt holder's aggregate tax basis with respect to the distributed securities will be the same as when held through the trust, less any tax basis allocated to fractional shares. The receipt holder's holding period with respect to the distributed securities will include the period that the holder held the securities through the trust.

         Brokerage fees and custodian fees

         The brokerage fee incurred in purchasing a receipt will be treated as part of the cost of the underlying securities. Accordingly, a holder includes this fee in its tax basis in the underlying securities. A holder will allocate the brokerage fee among the underlying securities using either a fair market value allocation or pro rata based on the number of shares of each underlying security. Similarly, the brokerage fee incurred in selling Europe 2001 HOLDRS will reduce the amount realized with respect to the underlying securities.

         A holder will be required to include in its income the full amount of dividends paid on the underlying securities, even though the depositary trust agreement provides that the custodian fees will be deducted directly from any dividends paid. These custodian fees will be treated as an expense incurred in connection with a holder's investment in the underlying securities and may be deductible. If a holder is an individual, estate or trust, however, the deduction of its share of custodian fees will be a miscellaneous itemized deduction that may be disallowed in whole or in part.

         Special considerations with respect to underlying securities of foreign issuers

         If any of the underlying securities are securities of foreign issuers, the gross amount of any taxable cash distribution will not be eligible for the dividends received deduction generally allowed to corporate U.S. receipt holders.

         As discussed above, dividends received by certain U.S. receipt holders from an issuer of underlying securities that is a "qualified foreign corporation" will be eligible for U.S. federal income taxation at preferential rates. A qualified foreign corporation includes:

         o a foreign corporation that is eligible for the benefits of a comprehensive U.S. income tax treaty, which the Secretary of the Treasury determines to be satisfactory and that includes an exchange of information program,

         o a foreign corporation if the stock to which the dividend is paid is readily tradable on an established market in the United States, and

         o  a corporation that is incorporated in a possession of the United
            States

         but will not include:

         o  a passive foreign investment company (as defined below),

         o a foreign personal holding company (as specially defined in the Code), or

         o  a foreign investment company (as specially defined in the Code).


         The foreign personal holding company rules and the foreign investment company rules have generally been repealed for taxable years of foreign corporations beginning after December 31, 2004.


         If a foreign issuer pays a dividend in a currency other than in U.S. dollars, the amount of the dividend for U.S. federal income tax purposes will be the U.S. dollar value (determined at the spot rate on the date of the payment) regardless of whether the payment is later converted into U.S. dollars. In this case, the U.S. receipt holder may recognize ordinary income or loss as a result of currency fluctuations between the date on which the dividend is paid and the date the dividend amount is converted into U.S. dollars.


         Subject to certain conditions and limitations, any foreign tax withheld on dividends may be deducted from taxable income or credited against a U.S. receipt holder's U.S. federal income tax liability. The limitation on foreign taxes eligible for the U.S. foreign tax credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by a foreign issuer generally will constitute "passive income" or, in the case of some U.S. holders, "financial services income." For taxable years beginning after December 31, 2006, the number of specific classes of income for which a separate limitation on foreign taxes eligible for the U.S. foreign tax credit is calculated will be reduced to two types of income, "passive income" and "general income." In addition, dividends distributed by a foreign issuer that constitutes "financial services income" with respect to a U.S. Holder will be treated as constituting "general income." For purposes of the U.S. foreign tax credit limitation, dividends received by a U.S. receipt holder with respect to an underlying security of a foreign issuer generally will be treated as foreign source income while any gain or loss recognized from the sale of such security generally will be treated as from sources within the United States. The rules relating to the determination of the foreign tax credit are complex and we recommend that U.S. receipt holders consult their own tax advisors to determine whether and to what extent a credit would be available.


         Dividends and distributions made by a foreign issuer may be subject to a foreign withholding tax. Some foreign issuers may make arrangements through which holders of their American depositary shares or global shares can apply for a refund of withheld taxes. With respect to these issuers, holders of Europe 2001 HOLDRS may be able to use these arrangements to apply for a refund of withheld taxes. In some cases, however, the holders of Europe 2001 HOLDRS may have to independently apply to a foreign tax authority for a refund of withheld taxes.

         Additionally, special U.S. federal income tax rules apply to U.S. persons owning shares of a "passive foreign investment company" (a "PFIC"). The Initial Depositor is not aware that any of the foreign issuers of the underlying securities is currently a PFIC, although no assurances can be made that the applicable tax law or other relevant circumstances will not change in a manner which affects the PFIC determination. The Initial Depositor will notify the trustee, who in turn will notify the receipt holders, if it becomes aware that any of the foreign issuers is a PFIC. A foreign corporation generally will be classified as a PFIC for U.S. federal income tax purposes in any taxable year in which, after applying relevant look-through rules, either:

         o  at least 75% of its gross income is "passive income;" or

         o on average at least 50% of the gross value of its assets is attributable to assets that produce "passive income" or are held for the production of passive income.

         Passive income for this purpose generally includes dividends, interest, royalties, rents, and gains from commodities and securities transactions.


         If a corporation were classified as a PFIC, a U.S. receipt holder could be subject to increased tax liability, possibly including an interest charge, upon the sale or other disposition of the Europe 2001 HOLDRS or of the underlying securities or upon the receipt of "excess distributions." To avoid the interest charge provisions described in the preceding sentence, a U.S. receipt holder can make one of certain elections (to the extent available under specific rules) including an election to be taxed currently on its pro rata portion of the corporation's income, whether or not the income was distributed in the form of dividends or otherwise.


         Non-U.S. receipt holders


         A non-U.S. receipt holder generally will be subject to U.S. withholding tax at a rate of 30% or a lower rate as may be specified by an applicable tax treaty with respect to dividends received on underlying securities of U.S. issuers. A non-U.S. receipt holder who wishes to claim a reduction in withholding under the benefit of an applicable tax treaty must comply with certification requirements. However, if that income is effectively connected with a U.S. trade or business conducted by the holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by the holder, then those dividends will be exempt from withholding tax, provided the holder complies with applicable certification and disclosure requirements.


         A non-U.S. receipt holder generally will not be subject to U.S. federal income or withholding tax with respect to dividends received on any underlying securities of a foreign issuer, unless that income is effectively connected with a U.S. trade or business conducted by the holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by the holder.


         With respect to dividends of U.S. and any foreign issuers, a non-U.S. receipt holder's dividends that are effectively connected with a U.S. trade or business or dividends attributable to a permanent establishment, net of relevant deductions and credits, will be subject to U.S. federal income taxation at the same graduated rates applicable to U.S. persons. In addition to this graduated tax, effectively connected dividends or dividends attributable to a permanent establishment received by a corporate non-U.S. receipt holder may also be subject to a branch profits tax at a rate of 30% or a lower rate as may be specified by an applicable tax treaty. Under some circumstances, a corporate non- U.S. receipt holder whose dividends are so effectively connected or attributable shall be entitled to a dividends received deduction equal to 70% or 80% of the amount of the dividend.


         A non-U.S. receipt holder that is eligible for a reduced rate of withholding tax pursuant to a tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the Internal Revenue Service.

         A non-U.S. receipt holder generally will not be subject to U.S. federal income or withholding tax with respect to gain recognized upon the sale or other disposition of Europe 2001 HOLDRS or of the underlying securities unless:

         o that gain is effectively connected with a U.S. trade or business conducted by the holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by the holder,

         o in the case of any gain realized by an individual non-U.S. receipt holder, the holder is present in the United States for 183 days or more in the taxable year of the sale or other disposition and certain other conditions are met, or


         o the underlying securities issuer is or has been a U.S. real property holding corporation for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of the disposition or the period during which the non-U.S. receipt holder held the common stock of such issuer and (a) the common stock is not considered to be "regularly traded on an established securities market" or (b) the non-U.S. receipt holder owned, actually or constructively, at any time during the shorter of the periods described above, more than 5% of the common stock of such issuer. It is expected that the underlying securities are currently "regularly traded on an established securities market" although no assurances can be made that the securities will continue to be so traded.


         Effectively connected or attributable gains generally will be subject to U.S. federal income taxation at the same graduated rates applicable to U.S. persons, and may, in the case of a corporate non-U.S. receipt holder, also be subject to the branch profits tax. We recommend that non-U.S. receipt holders consult their own tax advisors to determine whether any applicable tax treaties provide for different rules.

         Backup withholding and information reporting

         Information returns will be filed with the Internal Revenue Service in connection with dividend payments made with respect to the underlying securities, or the proceeds of the sale or other disposition of the receipts (or the underlying securities). If you are a non-corporate U.S. receipt holder, you will be subject to U.S. backup withholding tax at the applicable rate on these payments unless you provide your taxpayer identification number to the paying agent and comply with certain certification procedures. If you are a non-U.S. receipt holder, you may have to comply with certification procedures to establish that you are not a U.S. person in order to avoid the information reporting and backup withholding tax requirements. However, payments of dividends to non-U.S. receipt holders will be reported on Internal Revenue Service Form 1042-S even if such payments are not otherwise subject to the information reporting requirements.

         The amount of any backup withholding from a payment to you will be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided that the required information is furnished to the Internal Revenue Service on a timely basis.

         The preceding discussion does not address all aspects of U.S. federal income taxation that may be relevant in light of a non-U.S. receipt holder's or an issuer's particular facts and circumstances. We recommend that investors consult their own tax advisors.

                              ERISA CONSIDERATIONS

         Any plan fiduciary which proposes to have a plan acquire Europe 2001 HOLDRS should consult with its counsel with respect to the potential applicability of the prohibited transaction provisions of ERISA and the Internal Revenue Code to this investment, and whether any exemption would be applicable and determine on its own whether all conditions have been satisfied. Moreover, each plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an acquisition of Europe 2001 HOLDRS is appropriate for the plan, taking into account the overall investment policy of the plan and the composition of the plan's investment portfolio.

                              PLAN OF DISTRIBUTION

         In accordance with the depositary trust agreement, the trust issued Europe 2001 HOLDRS to Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Merrill Lynch, Pierce, Fenner & Smith Incorporated has deposited the underlying securities to receive Europe 2001 HOLDRS. The trust delivered the initial distribution of Europe 2001 HOLDRS against deposit of the underlying securities in New York, New York on approximately January 17, 2001.

         Investors who purchase Europe 2001 HOLDRS through a fee-based brokerage account will pay fees charged by the brokerage account. We recommend that investors review the terms of their brokerage accounts for details on applicable charges.

         Members of the selling group have from time to time provided investment banking and other financial services to some of the issuers of the underlying securities and expect in the future to provide these services, for which they have received and will receive customary fees and commissions. They also may have served as counterparties in other transactions with some of the issuers of the underlying securities.

         Merrill Lynch, Pierce, Fenner & Smith Incorporated has used and may continue to use this prospectus, as updated from time to time, in connection with offers and sales related to market-making transactions in the Europe 2001 HOLDRS. Merrill Lynch, Pierce, Fenner & Smith Incorporated may act as principal or agent in these transactions. Market-making sales will be made at prices related to prevailing market prices at the time of sale.

         Merrill Lynch, Pierce, Fenner & Smith Incorporated has agreed to indemnify the trustee against some civil liabilities related to acts performed or not performed by the trustee in accordance with the depositary trust agreement or periodic reports filed or not filed with the SEC with respect to the Europe 2001 HOLDRS. Should a court determine not to enforce the indemnification provision, Merrill Lynch, Pierce, Fenner & Smith Incorporated also has agreed to contribute to payments the trustee may be required to make with respect to these liabilities.

                                  LEGAL MATTERS

         Legal matters, including the validity of the Europe 2001 HOLDRS, were passed upon for Merrill Lynch, Pierce, Fenner & Smith Incorporated, the initial depositor and the underwriter in connection with the initial offering of Europe 2001 HOLDRS, by Shearman & Sterling LLP, New York, New York. Shearman & Sterling LLP, as special U.S. tax counsel to the trust, also rendered an opinion regarding the material U.S. federal income tax consequences relating to the Europe 2001 HOLDRS.

                       WHERE YOU CAN FIND MORE INFORMATION

         Merrill Lynch, Pierce, Fenner & Smith Incorporated has filed a registration statement on Form S-1 with the SEC covering the Europe 2001 HOLDRS. While this prospectus is a part of the registration statement, it does not contain all the exhibits filed as part of the registration statement. You should consider reviewing the full text of those exhibits.

         The registration statement is available over the Internet at the SEC's Web site at http://www.sec.gov. You also may read and copy the registration statement at the SEC's public reference rooms in Washington, D.C.. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges. Merrill

Lynch, Pierce, Fenner & Smith Incorporated will not file any reports pursuant to the Exchange Act. The trust will file modified reports pursuant to the Securities Exchange Act of 1934.

         Since the securities of the issuers of the underlying securities are registered under the Securities Exchange Act of 1934, the issuers of the underlying securities are required to file periodically financial and other information specified by the SEC. For more information about the issuers of the underlying securities, information provided to or filed with the SEC by the issuers of the underlying securities with respect to their registered securities can be inspected at the SEC's public reference facilities or accessed through the SEC's Web site referenced above. However, some of the issuers of the underlying securities may be considered foreign issuers. The requirements for filing periodic financial and other information for foreign issuers differ from that of domestic issuers. In particular, foreign issuers are not required to file quarterly reports with the SEC and are not required to file periodic financial and other information on EDGAR. Therefore, this information may not be accessible through the SEC's Web site. Information regarding the issuers of the underlying securities may also be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated information.

         The trust and the selling group and their affiliates are not affiliated with the issuers of the underlying securities, and the issuers of the underlying securities have no obligations with respect to Europe 2001 HOLDRS. This prospectus relates only to Europe 2001 HOLDRS and does not relate to the other securities of the issuers of the underlying securities. The information in this prospectus regarding the issuers of the underlying securities has been derived from the publicly available documents described in the preceding paragraph. We have not participated in the preparation of these documents or made any due diligence inquiries with respect to the issuers of the underlying securities in connection with Europe 2001 HOLDRS. We make no representation that these publicly available documents or any other publicly available information regarding the issuers of the underlying securities are accurate or complete. Furthermore, we cannot assure you that all events occurring prior to the date of this prospectus, including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph, that would affect the trading price of the securities of the issuers of the underlying securities, and therefore the offering and trading prices of the Europe 2001 HOLDRS have been publicly disclosed.

                                     ANNEX A

         This annex forms an integral part of the prospectus.


          The following tables provide a brief description of the business of each of the issuers of the underlying securities and set forth the split-adjusted closing market prices, as reported on the applicable primary U.S. trading market, of each of the underlying securities in each month during 2001, 2002, 2003, 2004, and 2005 through February 14, 2006. A table outlining the primary U.S. stock market on which the securities of the issuers are listed can be found on page 10. The foreign stock market or markets on which the equity securities of the foreign issuers included in the Europe 2001 HOLDRS, if any, are listed are described below. An asterisk (*) denotes that no shares of the issuer were trading on a U.S. stock market during that month. The historical prices of the underlying securities should not be taken as an indication of future performance.


                                AEGON N.V. (AEG)

         AEGON N.V. is a limited liability stock company and international insurance group. AEGON provides life insurance, pension and related savings and investment products through its member companies. AEGON's business also includes accident and health insurance, property and casualty insurance and some banking activities. AEGON operates in the United States and internationally. AEGON's products are offered through independent intermediaries and financial advisers, financial institutions, brokers, direct marketing and business partners. New York registered shares of AEGON are traded through the New York Stock Exchange. Shares of AEGON are also traded on the Amsterdam, Frankfurt, London, Tokyo and Zurich Stock Exchanges.



              Closing                Closing              Closing              Closing              Closing             Closing
  2001        Price      2002        Price     2003       Price     2004       Price     2005       Price      2006     Price
  ----        -----      ----        -----     ----       -----     ----       -----     ----       -----      ----     -----
January       35.91     January      22.60    January     12.23    January     15.25    January      13.57    January    16.14
February      33.59     February     20.77    February    10.14    February    14.87    February     14.38
March         28.12     March        23.50    March        7.26    March       12.85    March        13.46
April         32.63     April        22.38    April       10.28    April       12.94    April        12.56
May           25.74     May          20.65    May          9.61    May         12.07    May          12.85
June          27.31     June         19.57    June        10.04    June        12.12    June         12.87
July          26.71     July         12.88    July        12.78    July        11.34    July         14.31
August        29.04     August       13.95    August      12.96    August      10.74    August       14.13
September     25.10     September     9.07    September   11.70    September   10.80    September    14.90
October       24.12     October      12.88    October     13.12    October     11.04    October      15.14
November      25.58     November     15.35    November    13.33    November    12.39    November     15.78
December      25.74     December     12.34    December    14.80    December    13.71    December     16.32

The closing price on February 14, 2006 was $16.13.

                                  ALCATEL (ALA)



         Alcatel is a global provider of telecommunications equipment and services to fixed line and wireless telecommunications operators, Internet service providers, governments, and businesses worldwide. The Fixed Communications segment comprises access networks that transport information at high speeds, Internet protocol products and fixed solutions that provide applications and services. The Mobile Communications segment provides mobile communications products and services, including radio access and core network hardware and software; applications hardware and software; and installation, maintenance, and operation services. The Private Communications segment produces enterprise products that include traditional and IP telephone systems, call center software and applications, and IP networking products. American depositary receipts evidencing American depositary shares of Alcatel are traded on the New York Stock Exchange. Shares of Alcatel also trade on the Paris, Amsterdam, Basel, Brussels, Frankfurt, Geneva, Tokyo and Zurich Stock Exchanges, as well as through the European Association of Securities Dealers Automated Quotation System.



              Closing                Closing              Closing              Closing              Closing             Closing
  2001        Price      2002        Price     2003       Price     2004       Price     2005       Price      2006     Price
  ----        -----      ----        -----     ----       -----     ----       -----     ----       -----      ----     -----
January       58.50     January      15.39    January     7.26     January     16.75    January      14.32    January    13.40
February      38.72     February     13.69    February    7.09     February    16.19    February     12.99
March         28.76     March        14.17    March       6.89     March       15.85    March        12.07
April         32.46     April        12.61    April       8.06     April       14.66    April        10.76
May           25.27     May          11.51    May         9.24     May         14.41    May          10.92
June          20.74     June          7.11    June        8.95     June        15.49    June         10.91
July          17.40     July          5.21    July        9.86     July        12.94    July         12.20
August        15.60     August        5.03    August     10.89     August      11.73    August       11.67
September     11.60     September     2.33    September  11.83     September   11.73    September    13.42
October       14.93     October       4.89    October    13.18     October     14.61    October      11.74
November      18.01     November      5.71    November   13.02     November    15.54    November     12.34
December      16.55     December      4.44    December   12.85     December    15.63    December     12.40


The closing price on February 14, 2006 was $14.21.

                              AMDOCS LIMITED (DOX)


         Amdocs Limited provides software products and related services in the United States and internationally. Amdocs offers customer relationship management, order management, service fulfillment, mediation, and content revenue management products, collectively known as Integrated Customer Management Enabling Systems. Amdocs products support a range of communications services including wireline, wireless, cable television, broadband, electronic commerce and Internet services. Amdocs also supports companies that offer bundled or convergent service packages and it offers a range of directory sales and publishing systems to publishers of both traditional yellow and white page directories and electronic Internet directories. Further, Amdocs provides managed services that include system modernization and consolidation, operation of data centers, ongoing support, maintenance services, system modification, provision of rating and billing services, and communications facility management services. Its customers include communications providers, and network operators and service providers. Ordinary shares of Amdocs are traded through the New York Stock Exchange.


              Closing                Closing              Closing              Closing              Closing             Closing
  2001        Price      2002        Price     2003       Price     2004       Price     2005       Price      2006     Price
  ----        -----      ----        -----     ----       -----     ----       -----     ----       -----      ----     -----
January       78.31     January      36.25    January     12.99    January     28.37    January      29.75    January    32.20
February      65.01     February     28.25    February    13.13    February    27.88    February     29.35
March         47.90     March        26.65    March       13.28    March       27.79    March        28.40
April         58.90     April        21.73    April       17.66    April       26.55    April        26.71
May           61.80     May          18.60    May         19.51    May         24.68    May          27.25
June          53.85     June          7.55    June        24.00    June        23.43    June         26.43
July          45.07     July          7.35    July        20.38    July        21.70    July         29.69
August        38.30     August        7.69    August      22.38    August      20.10    August       29.35
September     26.65     September     6.40    September   18.80    September   21.83    September    27.73
October       26.11     October       6.98    October     21.46    October     25.15    October      26.47
November      33.07     November     11.50    November    25.02    November    25.85    November     26.43
December      33.97     December      9.82    December    22.48    December    26.25    December     27.50

The closing price on February 14, 2006 was $32.12.

                           ARM HOLDINGS P.L.C. (ARMHY)


         ARM Holdings p.l.c. provides reduced instruction set computer (RISC) microprocessors and related technology. ARM Holdings licenses and sells its technology and products to electronics, which manufacture, market, and sell microprocessors, application specific integrated circuits, and application specific standard products based on the ARM architecture to systems companies for incorporation into various end products. ARM also licenses its development systems directly to systems companies, and provides consulting, support services, platforms, and application software to its licensees, systems companies, and other systems designers. American depositary receipts evidencing American depositary shares of ARM are traded through the Nasdaq National Market System. Shares of ARM also trade on the London Stock Exchange.


              Closing                Closing              Closing              Closing              Closing             Closing
  2001        Price      2002        Price     2003       Price     2004       Price     2005       Price      2006     Price
  ----        -----      ----        -----     ----       -----     ----       -----     ----       -----      ----     -----
January       23.06     January      14.35    January      2.37    January      6.80    January      5.51     January     7.11
February      13.25     February     11.95    February     2.53    February     6.78    February     6.18
March         13.75     March        12.35    March        2.44    March        6.52    March        6.00
April         15.70     April         9.70    April        3.08    April        6.16    April        5.40
May           14.52     May           7.95    May          3.95    May          6.39    May          5.95
June          11.90     June          6.52    June         3.39    June         6.65    June         6.14
July          12.35     July          7.08    July         4.33    July         5.84    July         6.35
August        12.43     August        7.23    August       5.48    August       4.32    August       6.31
September     10.55     September     5.90    September    4.89    September    4.57    September    6.27
October       15.40     October       2.73    October      5.79    October      5.35    October      5.75
November      16.27     November      3.28    November     6.21    November     5.83    November     6.29
December      15.59     December      2.63    December     6.90    December     6.18    December     6.21

The closing price on February 14, 2006 was $7.07.


                          ASM INTERNATIONAL N.V. (ASMI)


         ASM International N.V. designs, manufactures and sells equipment and systems used to manufacture semiconductor devices or integrated circuits. ASM's production equipment and solutions are used by both the front-end and back-end segments of the semiconductor market. Front-end equipment performs various fabrication processes to create the silicon wafer. Back-end equipment separates these processed wafers into numerous individual pieces and assembles, packages and tests the pieces to create semiconductor devices. New York registered shares of ASM are traded through the Nasdaq National Market System. Shares of ASM also trade on the Amsterdam Stock Exchange.


              Closing                Closing              Closing              Closing              Closing             Closing
  2001        Price      2002        Price     2003       Price     2004       Price     2005       Price      2006     Price
  ----        -----      ----        -----     ----       -----     ----       -----     ----       -----      ----     -----
January       19.00     January      18.88    January     11.54    January     24.80    January      17.25     January  18.01
February      13.50     February     21.37    February    10.99    February    23.64    February     18.62
March         17.69     March        26.11    March        9.98    March       22.10    March        16.46
April         25.10     April        23.00    April       13.63    April       20.33    April        13.48
May           22.13     May          19.40    May         15.46    May         21.85    May          14.84
June          19.85     June         17.26    June        14.87    June        20.68    June         15.91
July          22.65     July         14.09    July        15.71    July        16.49    July         15.46
August        21.47     August       12.52    August      18.20    August      13.76    August       15.55
September     11.50     September     9.05    September   14.73    September   13.28    September    14.11
October       15.91     October      12.70    October     17.46    October     14.22    October      13.28
November      14.81     November     14.80    November    18.93    November    15.90    November     14.61
December      19.51     December     12.90    December    20.24    December    16.39    December     16.81

The closing price on February 14, 2006 was $18.63.

                            ASML HOLDING N.V. (ASML)


         ASML Holding N.V. is a technology company engaged in the development, production, marketing and servicing of advanced semiconductor processing equipment. ASML offers lithography systems for manufacturing integrated circuits, special applications, MaskTools and optics products. Shares of ASML also trade through the Nasdaq National Market System and on the Amsterdam Stock Exchange.


              Closing                Closing              Closing              Closing              Closing              Closing
  2001        Price      2002        Price     2003       Price     2004       Price     2005       Price      2006      Price
  ----        -----      ----        -----     ----       -----     ----       -----     ----       -----      ----      -----
January       28.50     January      18.95    January      8.01    January     19.26    January      16.43     January   22.60
February      21.19     February     20.35    February     7.23   February     18.26    February     18.32
March         21.69     March        25.37    March        6.57   March        18.33    March        16.77
April         27.07     April        22.33    April        8.81   April        15.57    April        14.49
May           23.26     May          18.54    May         10.05   May          17.61    May          16.12
June          22.25     June         15.12    June         9.57   June         17.11    June         15.66
July          20.47     July         11.85    July        12.94   July         14.19    July         17.60
August        18.18     August       10.24    August      15.77   August       12.94    August       16.90
September     11.21     September     6.19    September   13.12   September    12.87    September    16.51
October       14.39     October       8.60    October     17.55   October      14.25    October      16.98
November      17.41     November     11.16    November    18.82   November     15.26    November     19.15
December      17.05     December      8.36    December    20.05   December     15.92    December     20.08

The closing price on February 14, 2006 was $22.35.


                            ASTRAZENECA P.L.C. (AZN)


         AstraZeneca p.l.c. is an international research-based pharmaceutical company engaged in the development, manufacture and marketing of prescription pharmaceutical products. AstraZeneca's product portfolio includes medicines to treat diseases such as cancer, gastrointestinal disorders, cardiovascular disease and respiratory and central nervous system disorders. AstraZeneca also has non-pharmaceutical businesses, which develop and market advanced medical devices and implants and provide various diagnostic services to health insurers, oncologists and other specialists. American depositary receipts evidencing American depositary shares of AstraZeneca are traded on the New York Stock Exchange. Shares of AstraZeneca also trade on the London and Stockholm Stock Exchanges.




              Closing                Closing              Closing              Closing              Closing              Closing
  2001        Price      2002        Price     2003       Price     2004       Price     2005       Price      2006      Price
  ----        -----      ----        -----     ----       -----     ----       -----     ----       -----      ----      -----
January       44.41     January      46.99    January     34.34    January     48.27    January      37.60     January   48.64
February      46.25     February     50.98    February    32.12    February    48.62    February     39.74
March         48.25     March        49.59    March       34.31    March       46.73    March        39.53
April         47.52     April        46.55    April       39.87    April       47.85    April        43.95
May           47.82     May          43.72    May         41.24    May         46.90    May          42.52
June          46.75     June         41.00    June        40.77    June        45.64    June         41.26
July          50.45     July         36.59    July        40.22    July        44.92    July         45.44
August        48.50     August       29.15    August      39.65    August      46.53    August       46.12
September     46.70     September    30.57    September   43.40    September   41.13    September    47.10
October       45.11     October      37.55    October     47.68    October     41.20    October      44.90
November      45.45     November     37.84    November    45.95    November    39.39    November     46.05
December      46.60     December     35.09    December    48.38    December    36.39    December     48.60

The closing price on February 14, 2006 was $45.62.

                                    AXA (AXA)


         AXA is the holding company for an international group of insurance and related financial services companies engaged in the financial protection, asset and wealth management business. AXA's operating business segments are Life and Savings, Property and Casualty, International Insurance (including reinsurance), Asset Management and Other Financial Services. Life and Savings segment offers life insurance products; Property and Casualty segment provides personal and commercial insurance products; International Insurance segment offers reinsurance products principally related to property and catastrophe covers; Asset Management segment provides investment management and related services to individual investors, private customers, mutual funds, and institutional customers; and Other Financial Services segment offers various financial services; banking services, including cash and securities flow management, as well as bank account services and short-term loans. American depositary receipts evidencing American depositary shares of AXA are traded on the New York Stock Exchange. Shares of AXA also trade on the Paris Stock Exchange.



              Closing                Closing              Closing              Closing              Closing              Closing
  2001        Price      2002        Price     2003       Price     2004       Price     2005       Price      2006      Price
  ----        -----      ----        -----     ----       -----     ----       -----     ----       -----      ----      -----
January       34.38     January      18.63    January     12.59    January     22.70    January      24.27    January    38.87
February      31.15    February      18.44    February    12.11    February    23.10    February     26.82
March         27.38    March         22.45    March       11.79    March       20.99    March        26.68
April         29.25    April         21.40    April       15.19    April       20.59    April        24.72
May           28.35    May           19.62    May         15.13    May         20.60    May          24.49
June          28.17    June          18.17    June        15.61    June        22.14    June         24.91
July          28.97    July          12.15    July        16.88    July        20.50    July         27.30
August        27.55    August        13.70    August      17.78    August      20.55    August       26.70
September     19.60    September     10.00    September   16.99    September   20.28    September    27.53
October       21.78    October       14.66    October     19.00    October     21.65    October      28.96
November      21.42    November      15.83    November    19.26    November    23.45    November     30.04
December      21.02    December      13.45    December    21.47    December    24.75    December     32.33

The closing price on February 14, 2006 was $33.60.

                               BOOKHAM INC. (BKHM)

          Bookham Inc. designs, manufactures and markets optical and radio frequency components, modules and subsystems for the telecommunications industry. Bookham operates in two segments, Optics, and Research and Industrial. The Optics segment engages in the design, development, manufacture, marketing, and sale of optical solutions for telecommunications and industrial applications. The Research and Industrial segment engages in the design, manufacture, marketing, and sale of photonics and microwave solutions. Its product portfolio comprises transmitters, transceivers, tunable lasers and transmitter modules, receivers, amplifiers, pump laser chips, transponder modules, thin film filters, and transmitter optical assemblies/receiver optical assemblies. American depositary receipts evidencing American depositary shares of Bookham are traded through the Nasdaq National Market System. Shares of Bookham also trade on the London International Stock Exchange.



              Closing                Closing              Closing              Closing              Closing              Closing
  2001        Price      2002        Price     2003       Price     2004       Price     2005       Price      2006      Price
  ----        -----      ----        -----     ----       -----     ----       -----     ----       -----      ----      -----
January       154.80   January       17.80   January      12.40  January       32.30   January       3.57     January     6.65
February       78.80   February      15.10   February     12.00  February      25.40   February      2.14
March          45.00   March         15.60   March        10.70  March         21.80   March         3.19
April          48.80   April         12.80   April        10.90  April         13.90   April         3.00
May            60.30   May           12.00   May          17.00  May           10.50   May           2.80
June           29.00   June          10.90   June         14.30  June           9.60   June          3.17
July           23.50   July          10.30   July         13.00  July           9.40   July          3.18
August         22.00   August        10.30   August       13.30  August         6.60   August        4.19
September      12.80   September      7.40   September    21.40  September      6.50   September     4.88
October        17.50   October       12.00   October      25.60  October        4.99   October       5.15
November       22.50   November      13.70   November     23.80  November       5.37   November      4.70
December       24.50   December      10.00   December     25.00  December       4.84   December      5.72

The closing price on February 14, 2006 was $7.22.

                                 BP P.L.C. (BP)


         BP p.l.c. is an oil and gas company that develops and markets oil and petroleum products throughout the world, is involved in oil and natural gas exploration, oil field development and engages in the management of crude oil and natural gas pipelines, processing and export terminals, and liquefied natural gas (LNG) processing facilities. American depositary receipts evidencing American depositary shares of BP are included in the Europe 2001 HOLDRS and are traded on the New York Stock Exchange. Shares of BP also trade on the London International Stock Exchange.



              Closing                Closing              Closing              Closing              Closing              Closing
  2001        Price      2002        Price     2003       Price     2004       Price     2005       Price      2006      Price
  ----        -----      ----        -----     ----       -----     ----       -----     ----       -----      ----      -----
January        51.50   January       46.72   January      39.01    January     47.60    January     59.62     January    72.31
February       49.60   February      49.55   February     38.11    February    49.20    February    64.92
March          49.62   March         53.10   March        38.59    March       51.20    March       62.40
April          54.08   April         50.80   April        38.54    April       52.90    April       60.90
May            53.39   May           51.07   May          41.89    May         53.00    May         60.20
June           49.85   June          50.49   June         42.02    June        53.57    June        62.38
July           49.42   July          46.40   July         41.55    July        56.36    July        65.88
August         50.88   August        46.80   August       41.72    August      53.70    August      68.38
September      49.17   September     39.90   September    42.10    September   57.53    September   70.85
October        48.34   October       38.45   October      42.38    October     58.25    October     66.40
November       44.17   November      39.21   November     42.69    November    61.35    November    65.84
December       46.51   December      40.65   December     49.35    December    58.40    December    64.22

The closing price on February 14, 2006 was $67.09.


                          BUSINESS OBJECTS S.A. (BOBJ)


         Business Objects S.A. is a provider of business intelligence solutions that enable organizations to track, understand and manage enterprise performance. Business Objects' products and services include enterprise reporting, query and analysis, performance management, and data integration. Its reporting tools enable customers create reports and integrate them into Web and Windows applications, and its performance management products and enterprise analytic applications enable organizations assess their achievement of their strategies and company goals. Business Objects also provides education and training services, as well as consulting services, which include the design, development, and deployment of enterprise business intelligence systems. American depositary receipts evidencing American depositary shares of Business Objects are traded through the Nasdaq National Market System. Shares of Business Objects also trade on the Paris Stock Exchange.



              Closing                Closing              Closing              Closing              Closing              Closing
  2001        Price      2002        Price     2003       Price     2004       Price     2005       Price      2006      Price
  ----        -----      ----        -----     ----       -----     ----       -----     ----       -----      ----      -----
January        48.63   January       40.30   January      16.05    January     34.66    January     24.39     January    41.50
February       39.46   February      38.12   February     17.20    February    30.27    February    27.96
March          30.88   March         43.96   March        16.35    March       28.50    March       26.89
April          36.20   April         33.67   April        21.73    April       21.92    April       25.81
May            31.91   May           28.53   May          20.25    May         21.94    May         28.66
June           23.60   June          28.10   June         21.86    June        22.58    June        26.30
July           28.30   July          19.39   July         24.28    July        21.33    July        33.01
August         25.07   August        19.12   August       27.05    August      18.58    August      33.34
September      19.50   September     10.62   September    24.96    September   23.30    September   34.76
October        27.41   October       14.90   October      32.86    October     25.55    October     34.27
November       33.60   November      19.99   November     34.10    November    23.28    November    39.74
December       33.80   December      15.00   December     34.68    December    25.34    December    40.41

The closing price on February 14, 2006 was $37.04.

                            DAIMLERCHRYSLER AG (DCX)


         DaimlerChrysler AG develops, manufactures and markets passenger cars, light trucks and commercial vehicles. DaimlerChrysler also offers financial and information technology services related to the automotive business. DaimlerChrysler's business segments include the Mercedes Car Group, Chrysler Group, Commercial Vehicles and Services. Global shares of DaimlerChrysler trade on the New York Stock Exchange. Shares of DaimlerChrysler also trade on the Frankfurt, Berlin-Bremen, Dusseldorf, Hamburg, Hanover, Munich, Stuttgart, Chicago, Pacific, Philadelphia, Paris, Tokyo and Zurich Stock Exchanges.



              Closing                Closing              Closing              Closing              Closing              Closing
  2001        Price      2002        Price     2003       Price     2004       Price     2005       Price      2006      Price
  ----        -----      ----        -----     ----       -----     ----       -----     ----       -----      ----      -----
January       47.53     January      40.56    January     30.60    January     47.53    January     45.51     January    57.32
February      49.02     February     39.88    February    30.57    February    44.93    February    46.10
March         44.58     March        45.03    March       29.31    March       41.74    March       44.72
April         49.35     April        45.64    April       32.40    April       44.40    April       39.39
May           46.04     May          49.38    May         31.56    May         44.48    May         40.29
June          46.10     June         48.23    June        34.72    June        47.07    June        40.51
July          49.30     July         42.76    July        35.73    July        44.89    July        48.42
August        43.95     August       42.86    August      38.23    August      41.77    August      51.68
September     29.98     September    33.51    September   35.06    September   41.42    September   53.12
October       34.60     October      34.10    October     36.94    October     41.45    October     50.05
November      41.99     November     36.38    November    38.04    November    44.81    November    50.29
December      41.67     December     30.65    December    46.22    December    48.05    December    51.03

The closing price on February 14, 2006 was $59.55.


                            DEUTSCHE TELEKOM AG (DT)


         Deutsche Telekom AG provides telecommunications and information technology services worldwide. Deutsche Telekom offers a range of fixed-line network communication products and services, distributes third-party and its own-brand telecommunications equipment, offers Internet transport, interconnection, systems integration, local area network, and communications services, Web hosting products and solutions and provides directories and publishing services. It also provides digital mobile telephony services based on the global system for mobile communications technology and nonvoice services, and builds and operates telecommunications networks and provides other related telecommunications services. American depositary receipts evidencing American depositary shares of Deutsche Telekom AG are included in the Market Europe 2001 HOLDRS and are traded on the New York Stock Exchange. Shares of Deutsche Telekom AG also trade on German and Japanese Stock Exchanges.


              Closing                Closing              Closing              Closing              Closing              Closing
  2001        Price      2002        Price     2003       Price     2004       Price     2005       Price      2006      Price
  ----        -----      ----        -----     ----       -----     ----       -----     ----       -----      ----      -----
January       33.34     January      14.81    January     12.52    January     19.90    January     21.63     January    15.85
February      24.57     February     14.09    February    11.47    February    19.67    February    20.87
March         23.19     March        14.98    March       11.02    March       18.04    March       19.96
April         25.71     April        13.23    April       13.40    April       17.08    April       18.79
May           21.00     May          10.80    May         15.02    May         16.84    May         18.65
June          22.45     June          9.31    June        15.20    June        17.71    June        18.42
July          21.71     July         11.32    July        15.05    July        16.67    July        19.78
August        15.55     August       11.00    August      14.34    August      17.53    August      19.08
September     15.50     September     8.27    September   14.44    September   18.66    September   18.24
October       15.50     October      11.38    October     15.61    October     19.27    October     17.70
November      16.91     November     12.21    November    16.48    November    21.22    November    16.59
December      16.90     December     12.70    December    18.13    December    22.68    December    16.63

The closing price on February 14, 2006 was $16.36.

                               DIAGEO P.L.C. (DEO)


         Diageo plc engages in the manufacture and distribution of spirits, wines, and beer worldwide. The company manufactures its products under the names of Smirnoff vodka, Johnnie Walker Scotch whiskies, Guinness stout, Baileys Original Irish Cream liqueur, J&B Scotch whisky, Captain Morgan rum, and Tanqueray gin. American depositary receipts evidencing American depositary shares of Diageo are traded on the New York Stock Exchange. Shares of Diageo also trade on the London Stock Exchange.


              Closing                Closing              Closing              Closing              Closing              Closing
  2001        Price      2002        Price     2003       Price     2004       Price     2005       Price      2006      Price
  ----        -----      ----        -----     ----       -----     ----       -----     ----       -----      ----      -----
January       38.50     January      46.86    January     41.25    January     53.20    January     54.91     January    60.02
February      40.48     February     48.29    February    39.34    February    56.65    February    57.27
March         40.45     March        52.47    March       41.12    March       52.88    March       56.90
April         41.90     April        52.85    April       44.51    April       54.50    April       59.75
May           43.84     May          50.83    May         43.60    May         53.90    May         58.12
June          43.95     June         51.65    June        43.76    June        54.75    June        59.30
July          40.84     July         48.39    July        41.45    July        50.22    July        55.67
August        40.59     August       48.31    August      43.74    August      49.95    August      57.71
September     41.50     September    49.91    September   44.15    September   50.43    September   58.01
October       40.85     October      44.57    October     47.81    October     53.78    October     59.43
November      43.42     November     41.83    November    50.56    November    56.34    November    58.15
December      46.27     December     43.80    December    52.86    December    57.88    December    58.30

The closing price on February 14, 2006 was $59.77.



                         ELAN CORPORATION, P.L.C. (ELN)


         Elan Corporation, p.l.c. is a biopharmaceutical company focused on the discovery, development and marketing of therapeutic products and services in neurology, pain management, autoimmune and other diseases. Elan is also engaged in developing and manufacturing tdrug delivery technologies for the pharmaceutical industry. American depositary receipts evidencing American depositary shares of Elan are traded on the New York Stock Exchange. Shares of Elan also trade on the London Stock Exchange and the Irish Stock Exchange.

              Closing                Closing              Closing              Closing              Closing              Closing
  2001        Price      2002        Price     2003       Price     2004       Price     2005       Price      2006      Price
  ----        -----      ----        -----     ----       -----     ----       -----     ----       -----      ----      -----
January       50.20     January      28.09    January      4.58    January      8.60    January      26.93    January    15.91
February      54.96     February     14.10    February     3.37    February    14.42    February     8.00
March         52.25     March        13.91    March        2.79    March       20.62    March        3.24
April         50.15     April        11.88    April        3.36    April       21.60    April        5.51
May           57.71     May           9.86    May          6.12    May         23.49    May          7.90
June          61.00     June          5.47    June         5.64    June        24.74    June         6.82
July          57.75     July          2.53    July         4.85    July        20.55    July         7.48
August        51.95     August        2.99    August       4.36    August      22.63    August       8.91
September     48.45     September     1.93    September    5.29    September   23.40    September    8.86
October       45.65     October       1.75    October      5.13    October     25.80    October      8.25
November      44.22     November      2.44    November     5.46    November    26.40    November    10.35
December      45.06     December      2.46    December     6.89    December    27.25    December    13.93

The closing price on February 14, 2006 was $14.10.

                          GLAXOSMITHKLINE P.L.C. (GSK)


         GlaxoSmithKline p.l.c. is a research-based pharmaceutical and healthcare company engaged in the creation, development, manufacturing and marketing of pharmaceutical products, vaccines, over-the-counter medicines and health-related consumer products. GlaxoSmithKline's pharmaceutical product line includes antibiotic, antidepressant, gastrointestinal, dermatological, respiratory, cancer and cardiovascular medications. Its oral care products include toothpastes and mouthwashes, toothbrushes, and denture care products, and its nutritional healthcare products include glucose energy and sports drinks and a range of milk-based malted food and chocolate drinks. American depositary receipts evidencing American depositary shares of GlaxoSmithKline are included in the Europe 2001 HOLDRS and are traded on the New York Stock Exchange. Shares of GlaxoSmithKline also trade on the London International Stock Exchange.

              Closing                Closing              Closing              Closing              Closing              Closing
  2001        Price      2002        Price     2003       Price     2004       Price     2005       Price      2006      Price
  ----        -----      ----        -----     ----       -----     ----       -----     ----       -----      ----      -----

January       52.55     January      48.22    January     38.76    January     44.00    January     44.57     January    51.24
February      55.31     February     48.95    February    35.05    February    42.62    February    48.22
March         52.30     March        47.00    March       35.19    March       39.95    March       45.92
April         53.57     April        48.05    April       40.52    April       42.00    April       50.55
May           54.69     May          40.75    May         40.01    May         42.45    May         49.70
June          56.20     June         43.14    June        40.54    June        41.46    June        48.51
July          57.76     July         39.50    July        38.31    July        40.95    July        47.44
August        52.95     August       97.89    August      38.83    August      41.14    August      48.72
September     56.12     September    38.43    September   42.40    September   43.73    September   51.28
October       53.40     October      37.69    October     43.29    October     42.40    October     51.99
November      50.81     November     38.00    November    45.88    November    42.54    November    49.57
December      49.82     December     37.46    December    46.62    December    47.39    December    50.48



The closing price on February 14, 2006 was $51.69.




                         INFINEON TECHNOLOGIES AG (IFX)


         Infineon Technologies AG designs, develops, manufactures and markets a broad range of semiconductors and complete system solutions for the automotive and industrial electronics industries. Its products include standard commodity components, full-custom devices, semicustom devices, and application-specific components for memory, analog, digital, and mixed-signal applications. Infineon's products are used in a wide variety of microelectronic applications, including computer systems, telecommunications systems, consumer goods, automotive products, industrial automation and control systems, as well as chip card applications. American depositary receipts evidencing American depositary shares of Infineon are traded on the New York Stock Exchange. Shares of Infineon also trade on the Frankfurt Stock Exchange.

              Closing                Closing              Closing              Closing              Closing              Closing
  2001        Price      2002        Price     2003       Price     2004       Price     2005       Price      2006      Price
  ----        -----      ----        -----     ----       -----     ----       -----     ----       -----      ----      -----
January       44.05     January      21.66    January       6.97    January     14.85   January      9.27     January    9.43
February      32.80     February     22.75    February      6.47    February    14.10   February    10.34
March         37.85     March        22.60    March         6.70    March       14.65   March        9.55
April         42.66     April        18.04    April         7.61    April       12.62   April        8.40
May           34.35     May          17.17    May           8.96    May         13.51   May          8.82
June          23.45     June         15.49    June          9.59    June        13.60   June         9.25
July          25.55     July         14.49    July         12.75    July        10.96   July         9.82
August        23.63     August       11.34    August       14.70    August       9.81   August       9.40
September     12.39     September     5.70    September    12.89    September   10.22   September    9.92
October       15.04     October       9.71    October      14.70    October     10.93   October      9.34
November      19.55     November     10.21    November     14.09    November    11.00   November     8.95
December      20.30     December      7.19    December     13.71    December    10.90   December     9.10

The closing price on February 14, 2006 was $9.72.

                              ING GROEP N.V. (ING)


        ING Groep N.V. is a financial institution that provides banking, insurance and asset management services. ING provides both retail and wholesale financial services through to private, corporate and institutional clients. The ING family of companies offer financial services to retail and institutional clients which include life insurance, retirement plans, mutual funds, managed accounts, alternative investments, direct banking, institutional investment management, annuities, employee benefits, financial planning, and reinsurance. American depositary receipts evidencing American depositary shares of ING are traded on the New York Stock Exchange. Shares of ING also trade on the Amsterdam, Brussels, Frankfurt, Paris and Swiss Stock Exchanges.



              Closing                Closing              Closing              Closing              Closing              Closing
  2001        Price      2002        Price     2003       Price     2004       Price     2005       Price      2006      Price
  ----        -----      ----        -----     ----       -----     ----       -----     ----       -----      ----      -----
January       38.28     January      25.25    January      15.35    January     25.10   January     28.86     January    35.75
February      34.70     February     23.77    February     13.43    February    24.59   February    30.68
March         32.55     March        26.91    March        11.67    March       22.05   March       30.23
April         34.50     April        26.34    April        16.32    April       21.22   April       27.41
May           32.42     May          26.48    May          16.32    May         22.67   May         27.73
June          32.94     June         25.43    June         17.53    June        23.70   June        28.05
July          32.51     July         21.19    July         20.11    July        23.11   July        30.24
August        31.68     August       21.93    August       19.73    August      24.44   August      29.22
September     26.70     September    14.04    September    18.50    September   25.28   September   29.79
October       24.86     October      16.57    October      20.84    October     26.63   October     28.86
November      26.01     November     18.81    November     21.56    November    27.43   November    32.34
December      25.45     December     16.84    December     23.41    December    30.25   December    34.82

The closing price on February 14, 2006 was $36.88.




                         IONA TECHNOLOGIES P.L.C. (IONA)


         IONA Technologies p.l.c. provides software integration-related products and services. IONA's products are designed to enable companies to develop, integrate and manage network-based applications. IONA also offers professional services, including customer support and maintenance, as well as design consultation, education, and product implementation. It serves various industries, including telecommunications, finance, manufacturing, banking, government, medical, computing, research, and software. IONA operates in the United States through its wholly owned subsidiary, IONA Technologies, Inc. American depositary receipts evidencing American depositary shares of IONA are traded through the Nasdaq National Market System. Shares of IONA also trade on the Irish Stock Exchange.

              Closing                Closing              Closing              Closing              Closing              Closing
  2001        Price      2002        Price     2003       Price     2004       Price     2005       Price      2006      Price
  ----        -----      ----        -----     ----       -----     ----       -----     ----       -----      ----      -----
January       53.50     January      20.40    January      2.80    January      7.25   January      5.30      January    3.47
February      47.00     February     13.95    February     2.91    February     7.12   February     4.75
March         33.00     March        16.93    March        2.08    March        7.50   March        4.00
April         43.00     April        12.15    April        1.36    April        5.67   April        2.99
May           37.00     May           9.98    May          2.10    May          5.13   May          3.41
June          38.50     June          5.30    June         2.21    June         4.08   June         3.05
July          17.25     July          2.10    July         2.20    July         3.18   July         2.70
August        16.08     August        2.05    August       2.42    August       4.18   August       3.29
September      7.78     September     2.08    September    2.40    September    4.07   September    2.94
October       12.00     October       2.35    October      4.19    October      3.83   October      3.13
November      16.41     November      3.16    November     4.81    November     5.17   November     2.99
December      20.30     December      2.85    December     5.01    December     5.05   December     2.95

The closing price on February 14, 2006 was $3.66.

                   KONINKLIJKE PHILIPS ELECTRONICS N.V. (PHG)


         Koninklijke Philips Electronics N.V. is an electronics company that operates in a number of different sectors. Its healthcare portfolio includes cardiovascular X-ray, digital X-ray and ultrasound, patient monitoring systems, nuclear medicine, cardiology systems, and critical care systems. It also manufactures domestic appliances, personal care products and consumer electronics. Philips' Lighting portfolio comprises lamps, luminaries, lighting electronics and automotive, special lighting, and UHP lines, and it also provides various silicon system solutions for mobile communications, consumer electronics, digital displays, contactless payment and connectivity, and in-car entertainment and networking. New York registered shares of Philips Electronics are traded on the New York Stock Exchange. Shares of Philips also trade on the Amsterdam Stock Exchange.

              Closing                Closing              Closing              Closing              Closing              Closing
  2001        Price      2002        Price     2003       Price     2004       Price     2005       Price      2006      Price
  ----        -----      ----        -----     ----       -----     ----       -----     ----       -----      ----      -----
January       38.20     January      27.35    January     17.19    January     30.16    January      26.08    January    33.67
February      32.64     February     25.96    February    16.70    February    30.42    February     27.72
March         26.70     March        30.22    March       15.59    March       28.98    March        27.52
April         30.80     April        31.01    April       18.68    April       26.81    April        24.79
May           27.70     May          30.60    May         19.66    May         27.35    May          25.62
June          26.43     June         27.60    June        19.11    June        27.20    June         25.19
July          27.63     July         22.54    July        20.77    July        24.23    July         27.12
August        26.77     August       20.20    August      24.40    August      23.20    August       26.55
September     19.30     September    14.53    September   22.92    September   22.91    September    26.68
October       22.55     October      17.70    October     26.84    October     23.82    October      26.16
November      27.07     November     21.62    November    28.42    November    25.74    November     27.94
December      29.11     December     17.68    December    29.09    December    26.50    December     31.10

The closing price on February 14, 2006 was $33.32.



                      LM ERICSSON TELEPHONE COMPANY (ERICY)


         LM Ericsson Telephone Company is engaged in international telecommunications, providing systems and products for fixed and mobile communications in public and private networks. Ericsson's range of telecommunications and data communication products includes systems and services for handling voice, data, images and text in fixed-line and mobile networks. Ericsson also offers a range of professional services to support network operators, and provides consulting services to network operators for business planning and development, design, and optimization of networks and the introduction of new services. Through a joint venture, with Sony Ericsson Mobile Communications, it also manufactures various mobile handsets, and provides technology to manufacturers of mobile handsets and other wireless devices. American depositary receipts evidencing American depositary shares of Ericsson are included in the Market 2000+ HOLDRS and are traded through the Nasdaq National Market System. Shares of Ericsson also trade on the Stockholm Stock Exchange.

              Closing                Closing              Closing              Closing              Closing              Closing
  2001        Price      2002        Price     2003       Price     2004       Price     2005       Price      2006      Price
  ----        -----      ----        -----     ----       -----     ----       -----     ----       -----      ----      -----
January       11.88     January      4.34    January      8.13     January     23.01    January      29.33    January    36.48
February       8.28     February     4.22    February     6.49     February    29.01    February     29.31
March          5.59     March        4.18    March        6.36     March       27.76    March        28.20
April          6.43     April        2.49    April        9.06     April       26.67    April        29.45
May            6.40     May          2.22    May         10.04     May         27.99    May          31.43
June           5.42     June         1.44    June        10.63     June        29.90    June         31.95
July           5.36     July         0.96    July        14.26     July        26.71    July         34.36
August         4.98     August       0.73    August      15.48     August      27.04    August       34.91
September      3.49     September    0.36    September   14.70     September   31.24    September    36.84
October        4.27     October      7.89    October     17.08     October     28.91    October      32.80
November       5.46     November     9.83    November    16.25     November    33.25    November     32.58
December       5.22     December     6.74    December    17.70     December    31.49    December     34.40

The closing price on February 14, 2006 was $34.82.

                   MILLICOM INTERNATIONAL CELLULAR S.A. (MICC)


         Millicom International Cellular S.A. provides mobile telecommunication services worldwide. Millicom provides prepaid services cellular telephone market using mass market distribution methods. American depositary receipts evidencing New York registered shares of Millicom are traded through the Nasdaq National Market System. Shares of Millicom also trade on the Stockholm and Luxembourg Stock Exchanges.

              Closing                Closing              Closing              Closing              Closing              Closing
  2001        Price      2002        Price     2003       Price     2004       Price     2005       Price      2006      Price
  ----        -----      ----        -----     ----       -----     ----       -----     ----       -----      ----      -----
January       90.56    January      32.67    January      5.49     January     18.25    January     21.39     January    38.50
February      74.63    February     18.72    February     4.71     February    22.39    February    22.43
March         59.25    March        20.16    March        6.20     March       22.00    March       20.27
April         81.60    April        12.91    April        9.56     April       25.13    April       17.81
May           84.18    May          13.11    May         19.95     May         23.04    May         17.88
June          75.30    June          4.80    June        26.22     June        21.87    June        18.36
July          65.61    July          3.60    July         8.36     July        16.87    July        21.24
August        47.49    August        3.00    August       9.99     August      15.41    August      19.21
September     31.80    September     1.98    September   11.26     September   18.20    September   18.42
October       33.15    October       2.70    October     15.40     October     19.87    October     19.03
November      29.73    November      5.52    November    19.94     November    22.16    November    23.04
December      36.45    December      5.34    December    17.50     December    22.39    December    26.84

The closing price on February 14, 2006 was $42.32.




                             NOKIA CORPORATION (NOK)

         Nokia Corporation manufactures mobile devices principally based on global system for mobile communications, code division multiple access (CDMA) and wideband CDMA (WCDMA) technologies. Nokia operates in three divisions:
Multimedia, Enterprise Solutions and Networks. The Multimedia division focuses on bringing connected mobile multimedia to consumers in the form of advanced mobile devices, including 3G WCDMA mobile devices and solutions. The Enterprise Solutions division enables businesses and institutions extend their use of mobility from mobile devices for voice and basic data to secure mobile access, content and applications. The Networks division provides network infrastructure, communications and networks service platforms and professional services to operators and service providers. Nokia also provides equipment, solutions and services for its operator and enterprise customers. The company sells its mobile devices primarily to operators, distributors, independent retailers and enterprise customers worldwide.

              Closing                Closing              Closing              Closing              Closing              Closing
  2001        Price      2002        Price     2003       Price     2004       Price     2005       Price      2006      Price
  ----        -----      ----        -----     ----       -----     ----       -----     ----       -----      ----      -----
January       34.35     January      23.45    January      14.39    January    20.66     January    15.28      January    18.38
February      22.00     February     20.77    February     13.23    February   21.77     February   16.14
March         24.00     March        20.74    March        14.01    March      20.28     March      15.43
April         34.19     April        16.26    April        16.57    April      14.01     April      15.98
May           29.24     May          13.88    May          18.04    May        13.74     May        16.86
June          21.19     June         14.48    June         16.43    June       14.54     June       16.64
July          21.81     July         12.40    July         15.30    July       11.62     July       15.95
August        15.24     August       13.29    August       16.29    August     11.87     August     15.77
September     15.65     September    13.25    September    15.60    September  13.72     September  16.91
October       20.51     October      16.62    October      16.99    October    15.42     October    16.82
November      23.01     November     19.21    November     17.98    November   16.17     November   17.08
December      24.53     December     15.50    December     17.00    December   15.67     December   18.30

The closing price on February 14, 2006 was $18.52.

                                NOVARTIS AG (NVS)


         Novartis AG is engaged in the research, development, manufacture, and marketing of pharmaceutical products. Novartis' Pharmaceuticals division develops, markets, and sells branded pharmaceuticals in various therapeutic areas, and its Consumer Health division offers over-the-counter self-medication, animal health, medical nutrition, infant and baby foods, and lens and vision care products. Its Sandoz division develops, manufactures, markets, and sells retail generics drugs, and off-patent active pharmaceutical ingredients and intermediates to wholesalers, pharmacies, hospitals, and other healthcare outlets. American depositary receipts evidencing American depositary shares of Novartis are traded on the New York Stock Exchange. Shares of Novartis also trade on the Swiss Stock Exchange and the London International Stock Exchange.


              Closing                Closing               Closing             Closing              Closing              Closing
  2001        Price      2002        Price     2003        Price    2004       Price     2005       Price      2006      Price
  ----        -----      ----        -----     ----        -----    ----       -----     ----       -----      ----      -----
January       42.83     January      34.63    January      37.08    January    45.15     January    47.88      January    55.16
February      42.67     February     37.96    February     36.58    February   44.15     February   49.97
March         39.33     March        39.60    March        37.06    March      42.60     March      46.78
April         39.15     April        41.97    April        39.48    April      44.80     April      48.73
May           38.38     May          42.82    May          40.00    May        45.17     May        48.83
June          36.15     June         43.83    June         39.81    June       44.50     June       47.44
July          35.02     July         41.13    July         38.59    July       44.66     July       48.71
August        36.47     August       40.45    August       36.97    August     46.45     August     48.75
September     38.92     September    39.73    September    38.84    September  46.67     September  51.00
October       37.63     October      37.94    October      38.37    October    48.01     October    53.82
November      35.76     November     38.00    November     42.20    November   48.05     November   52.40
December      36.50     December     36.73    December     45.89    December   50.54     December   52.48

The closing price on February 14, 2006 was $54.72.


                               QIAGEN N.V. (QGEN)

         Qiagen N.V. produces and distributes biotechnology products, primarily for the separation, purification and handling of nucleic acids and proteins, which are used in drug screening and the development of genetic vaccinations. Qiagen's products are sold to academic research markets and to pharmaceutical and biotechnology companies, as well as developing commercial markets, including applied testing markets, clinical research, nucleic acid-based molecular diagnostics, and genetic vaccination, and gene therapy. New York registered shares of Qiagen are traded through the Nasdaq National Market System. Shares of Qiagen also trade on the Frankfurt Stock Exchange.


              Closing                Closing               Closing             Closing              Closing              Closing
  2001        Price      2002        Price     2003        Price    2004       Price     2005       Price      2006      Price
  ----        -----      ----        -----     ----        -----    ----       -----     ----       -----      ----      -----
January       33.38     January      19.01    January       5.67    January    13.03     January    10.76      January   11.84
February      27.50     February     15.30    February      5.84    February   13.31     February   12.47
March         20.56     March        14.89    March         5.81    March      13.15     March      11.94
April         26.40     April        13.10    April         6.31    April      11.85     April      13.00
May           24.65     May          15.06    May           9.40    May        11.10     May        11.98
June          22.05     June         11.65    June          8.12    June       12.11     June       11.54
July          21.30     July          6.91    July          8.89    July        9.85     July       13.28
August        20.80     August        5.97    August       12.51    August      8.94     August     12.62
September     14.71     September     4.59    September    10.61    September  11.45     September  13.04
October       17.90     October       6.70    October      11.74    October    10.62     October    11.86
November      19.68     November      6.50    November     11.21    November   10.81     November   11.23
December      18.56     December      5.19    December     11.96    December   10.95     December   11.75

The closing price on February 14, 2006 was $13.18.

                             REPSOL YPF, S.A. (REP)


         Repsol YPF, S.A. is an integrated oil and gas company involved in a variety of aspects of the petroleum business, including the exploration, development and production of crude oil, liquefied petroleum gas and natural gas; the transport of oil and gas products; oil refining; the production of a wide range of petrochemicals; and the marketing of oil and gas products. American depositary receipts evidencing American depositary shares of Repsol are traded on the New York Stock Exchange. Shares of Repsol also trade on the Madrid and Buenos Aires Stock Exchanges.


              Closing                Closing               Closing             Closing              Closing              Closing
  2001        Price      2002        Price     2003        Price    2004       Price     2005       Price      2006      Price
  ----        -----      ----        -----     ----        -----    ----       -----     ----       -----      ----      -----
January       17.23     January      12.04    January      14.48    January    20.31     January    23.58      January   27.21
February      17.01     February     12.24    February     14.02    February   20.59     February   27.33
March         17.78     March        12.70    March        14.34    March      20.81     March      26.55
April         18.26     April        12.25    April        14.55    April      20.88     April      25.29
May           18.09     May          11.84    May          15.74    May        21.15     May        25.06
June          16.66     June         11.83    June         16.17    June       21.86     June       25.13
July          16.52     July         12.23    July         15.86    July       21.30     July       27.87
August        16.91     August       13.06    August       16.93    August     20.74     August     29.56
September     14.56     September    11.98    September    16.47    September  21.92     September  32.31
October       14.51     October      11.06    October      17.37    October    21.67     October    29.81
November      14.30     November     12.52    November     17.49    November   24.36     November   29.52
December      14.53     December     13.08    December     19.55    December   26.10     December   29.41

The closing price on February 14, 2006 was $27.73.




                         RYANAIR HOLDINGS P.L.C. (RYAAY)


         Ryanair Holdings p.l.c. is a low-fare passenger airline offering point-to-point routes between Ireland, the United Kingdom, and Continental Europe. It also provides various ancillary services, including in-flight sale of beverages, food and merchandise, and Internet-related services; distribution of accommodation services and travel insurance; and provision of car rentals through its Web site and telephone reservation offices. American depositary receipts evidencing American depositary shares of Ryanair are traded through the Nasdaq National Market System. Shares of Ryanair also trade on the Irish Stock Exchange.



              Closing                Closing               Closing             Closing              Closing              Closing
  2001        Price      2002        Price     2003        Price    2004       Price     2005       Price      2006      Price
  ----        -----      ----        -----     ----        -----    ----       -----     ----       -----      ----      -----
January       28.72     January      32.25    January      39.54    January    35.00     January    46.83      January   54.74
February      28.25     February     31.92    February     38.20    February   34.61     February   43.71
March         22.25     March        30.01    March        41.64    March      34.19     March      43.77
April         25.80     April        31.00    April        39.67    April      33.32     April      40.10
May           26.95     May          30.61    May          41.46    May        30.69     May        45.69
June          25.98     June         34.87    June         44.92    June       32.78     June       44.84
July          27.31     July         32.16    July         42.69    July       31.31     July       46.81
August        25.28     August       32.71    August       42.39    August     31.05     August     45.79
September     20.49     September    33.89    September    40.45    September  29.20     September  45.53
October       23.37     October      37.21    October      51.16    October    28.78     October    49.57
November      29.00     November     43.81    November     46.84    November   39.15     November   49.82
December      32.05     December     39.16    December     50.66    December   40.75     December   55.99

The closing price on February 14, 2006 was $53.51.

                              SANOFI-AVENTIS (SNY)

         Sanofi-Aventis is a pharmaceutical group that develops, manufactures and markets prescription drugs and human vaccines. Sanofi-Aventis offers prescription pharmaceuticals in six therapeutic areas: cardiovascular, thrombosis, metabolic disorders, oncology, central nervous system, and internal medicine. It also also offers various human vaccines, which include pediatric combination vaccines, influenza vaccines, polio vaccines, adult and adolescent booster vaccines, meningitis vaccines, and travel vaccines. American depositary receipts evidencing American depositary shares of Sanofi-Aventis are traded on the New York Stock Exchange. Shares of Sanofi-Aventis also trade on the Paris and Frankfurt Stock Exchanges.


              Closing                Closing               Closing             Closing               Closing              Closing
  2001        Price      2002        Price     2003        Price    2004       Price     2005        Price      2006      Price
  ----        -----      ----        -----     ----        -----    ----       -----     ----        -----      ----      -----
January        *        January       *      January       26.75    January    35.66     January     37.22     January    46.00
February       *        February      *      February      26.70    February   34.30     February    39.91
March          *        March         *      March         25.55    March      32.67     March       42.34
April          *        April         *      April         30.01    April      31.10     April       44.37
May            *        May           *      May           32.03    May        33.17     May         45.00
June           *        June          *      June          29.15    June       31.99     June        40.99
July           *        July         29.30   July          27.97    July       33.05     July        43.30
August         *        August       30.40   August        28.18    August     35.60     August      42.76
September      *        September    28.50   September     30.22    September  36.61     September   41.55
October        *        October      30.40   October       30.90    October    36.50     October     40.12
November       *        November     29.30   November      33.72    November   37.76     November    40.21
December       *        December     30.40   December      37.75    December   40.05     December    43.90

The closing price on February 14, 2006 was $44.56.




                                  SAP AG (SAP)



         SAP AG develops and markets software that integrates the way businesses interact internally and with third parties. SAP's software enables companies of all sizes and industries to work together in an open collaborative Internet environment with their employees, customers and partners. Specifically, SAP's software is designed to manage value chains across business networks, manage a company's information technology infrastructure and business functions, manage strategic relationships, optimize supply chains, reduce time to market and share information. The company's software also offers product, project, and portfolio management services and provides, among other things, sales and marketing support.

              Closing                Closing               Closing             Closing               Closing              Closing
  2001        Price      2002        Price     2003        Price    2004       Price     2005        Price      2006      Price
  ----        -----      ----        -----     ----        -----    ----       -----     ----        -----      ----      -----
January       47.64    January       35.06    January      23.50    January    41.46    January      38.72     January    51.37
February      38.69    February      34.17    February     20.90    February   39.60    February     40.55
March         28.99    March         37.20    March        18.96    March      39.31    March        40.08
April         40.30    April         32.60    April        25.51    April      37.28    April        39.43
May           35.11    May           25.80    May          28.48    May        40.40    May          41.25
June          35.09    June          24.29    June         29.22    June       41.81    June         43.30
July          36.08    July          18.70    July         29.35    July       40.01    July         42.82
August        34.49    August        19.25    August       29.94    August     36.46    August       42.67
September     25.92    September     11.25    September    30.41    September  38.95    September    43.33
October       25.70    October       19.14    October      36.54    October    42.65    October      42.94
November      31.03    November      22.25    November     38.55    November   44.50    November     45.15
December      31.93    December      19.50    December     41.56    December   44.21    December     45.07


The closing price on February 14, 2006 was $49.96.

                           SCOTTISH POWER P.L.C. (SPI)


         Scottish Power p.l.c. is an energy company involved in the generation, transmission and distribution of electricity to residential, commercial and industrial customers in the United Kingdom and the western United States. It also engages in coal mining and gas storage in the United States, and has gas facilities in western Canada, Texas, and New Mexico. In Great Britain, Scottish Power also stores and supplies gas. In addition, Scottish Power retails electrical, gas and home entertainment appliances in Great Britain. American depositary receipts evidencing American depositary shares of Scottish Power are traded on the New York Stock Exchange. Shares of Scottish Power also trade on the London Stock Exchange.

              Closing                Closing               Closing             Closing               Closing              Closing
  2001        Price      2002        Price     2003        Price    2004       Price     2005        Price      2006      Price
  ----        -----      ----        -----     ----        -----    ----       -----     ----        -----      ----      -----
January       25.94    January       24.17    January     22.30    January      26.42    January      31.77     January   40.47
February      27.50    February      23.87    February    22.91    February     27.84    February     31.80
March         26.22    March         20.45    March       23.99    March        28.42    March        31.20
April         25.20    April         22.77    April       24.71    April        27.65    April        32.45
May           28.95    May           22.76    May         23.99    May          29.36    May          33.77
June          29.20    June          21.40    June        24.31    June         29.51    June         35.60
July          28.00    July          21.81    July        23.64    July         29.00    July         35.34
August        28.35    August        22.77    August      23.60    August       29.24    August       36.23
September     23.70    September     21.75    September   23.70    September    30.84    September    40.24
October       22.60    October       21.82    October     24.14    October      32.38    October      39.10
November      22.30    November      21.00    November    25.16    November     29.74    November     36.71
December      21.70    December      22.92    December    27.18    December     31.16    December     37.38

The closing price on February 14, 2006 was $40.91.




                                SERONO S.A. (SRA)


         Serono S.A. is a biotechnology company that focuses on the research and development as well as the manufacturing and marketing of drugs in the reproductive health, neurology, metabolism and growth areas. Serono sells its products to wholesale distributors or directly to hospitals, medical centers, and pharmacies. American depositary receipts evidencing American depositary shares of Serono are traded on the New York Stock Exchange. Shares of Serono also trade on the Swiss Stock Exchange.


              Closing                Closing              Closing              Closing               Closing              Closing
  2001        Price      2002        Price     2003       Price     2004        Price     2005        Price      2006      Price
  ----        -----      ----        -----     ----       -----     ----        -----     ----        -----      ----      -----
January       19.64    January       20.10    January     12.34    January      19.18    January      15.44     January    19.03
February      20.32    February      18.75    February    11.25    February     16.82    February     18.59
March         20.20    March         22.40    March       12.05    March        15.39    March        18.15
April         20.60    April         19.85    April       13.58    April        14.80    April        15.94
May           22.90    May           20.45    May         15.01    May          15.03    May          15.25
June          24.95    June          16.30    June        14.56    June         15.75    June         15.99
July          23.61    July          13.70    July        16.24    July         15.31    July         16.86
August        23.20    August        14.05    August      16.22    August       15.93    August       16.72
September     18.98    September     12.07    September   16.38    September    15.33    September    16.45
October       19.14    October       14.05    October     17.30    October      15.36    October      16.19
November      21.11    November      14.53    November    17.28    November     16.08    November     18.33
December      22.19    December      13.56    December    17.55    December     16.32    December     19.86

The closing price on February 14, 2006 was $18.11.

                              SHIRE P.L.C. (SHPGY)

         Shire p.l.c. is a global pharmaceutical company that focuses on products for nervous system, gastro-intestinal, renal disorders and human genetic therapies. Shire has operations in the United States and Europe. American depositary receipts evidencing American depositary shares of Shire Pharmaceuticals shares are included in the Biotech HOLDRS and are traded through the Nasdaq National Market System. Shares of Shire Pharmaceuticals also trade on the London Stock Exchange.


              Closing                Closing              Closing              Closing               Closing              Closing
  2001        Price      2002        Price     2003       Price     2004        Price     2005        Price      2006      Price
  ----        -----      ----        -----     ----       -----     ----        -----     ----        -----      ----      -----
January       56.59    January       34.90    January     16.93    January      29.25    January      35.00     January    48.75
February      53.44    February      23.78    February    15.73    February     30.86    February     33.67
March         43.75    March         23.47    March       18.53    March        29.32    March        34.28
April         49.90    April         22.20    April       19.95    April        27.74    April        31.08
May           49.59    May           27.39    May         20.75    May          27.60    May          32.00
June          55.50    June          25.81    June        19.70    June         26.72    June         32.80
July          50.14    July          25.50    July        23.43    July         26.66    July         35.00
August        43.42    August        29.19    August      23.21    August       25.90    August       38.12
September     40.30    September     24.77    September   22.10    September    28.65    September    36.99
October       44.70    October       23.36    October     22.88    October      28.40    October      35.84
November      35.90    November      20.68    November    25.00    November     30.03    November     36.54
December      36.60    December      18.89    December    29.06    December     31.95    December     38.79

The closing price on February 14, 2006 was $46.81.




                             SKILLSOFT P.L.C. (SKIL)


         SkillSoft p.l.c. is a provider of e-learning content and software for business and information technology professionals. SkillSoft offers Web-based training resources that cover various professional effectiveness, business, and information technology topics. Its multimodal learning solutions support formal and informal learning processes, as well as integrate SkillSoft's courseware, learning management platform technology, and support services. It provides professional services, including instructor led training, customized content, Web sites, and implementation services. SkillSoft offers its products to governments, businesses, and education industry worldwide. Shares of SkillSoft p.l.c. are traded on the New York Stock Exchange.


              Closing                Closing              Closing              Closing               Closing              Closing
  2001        Price      2002        Price     2003       Price     2004        Price     2005        Price      2006      Price
  ----        -----      ----        -----     ----       -----     ----        -----     ----        -----      ----      -----
January        *        January       *       January      2.86    January       8.70     January      5.17     January     5.65
February       *        February      *       February     2.85    February     10.01     February     4.07
March          *        March       10.50     March        2.65    March        12.77     March        3.68
April          *        April        6.45     April        3.72    April        12.50     April        3.89
May            *        May          5.51     May          4.17    May          10.00     May          3.67
June           *        June         3.40     June         5.05    June          7.60     June         3.45
July           *        July         3.41     July         6.52    July          6.24     July         3.87
August         *        August       4.33     August       7.52    August        6.12     August       3.85
September      *        September    3.30     September    7.45    September     6.69     September    4.58
October        *        October      4.01     October      7.98    October       6.83     October      4.19
November       *        November     3.74     November     7.73    November      7.22     November     4.96
December       *        December     2.75     December     8.65    December      5.65     December     5.50

The closing price on February 14, 2006 was $5.36.

                          STMICROELECTRONICS N.V. (STM)


         STMicroelectronics N.V. is a semiconductor company that designs, develops, manufactures and markets a broad range of semiconductor integrated circuits and devices used in a wide variety of microelectronic applications, including automotive products, computer peripherals, telecommunications systems, consumer products, industrial automation and control systems. STMicroelectronics operates in two segments, Semiconductors and Subsystems. The Semiconductors segment offers discrete, memories, and standard commodity components, as well as application specific integrated circuits (ICs) and application specific standard products for analog, digital, and mixed-signal applications. The Subsystems segment manufactures and markets subsystems and modules for the telecom, automotive, and industrial markets, including mobile phone accessories, battery chargers, ISDN power supplies, and in-vehicle equipment for electronic toll payment. New York registered shares of STMicroelectronics are traded on the New York Stock Exchange. Shares of STMicroelectronics also trade on the Paris and Italian Stock Exchanges and are also quoted on SEAQ International.


              Closing                Closing              Closing              Closing               Closing              Closing
  2001        Price      2002        Price     2003       Price     2004        Price     2005        Price      2006      Price
  ----        -----      ----        -----     ----       -----     ----        -----     ----        -----      ----      -----
January       47.22     January      31.33     January     18.36    January     26.84     January     16.73     January    18.43
February      31.40     February     29.46     February    18.61    February    25.85     February    17.79
March         34.17     March        33.92     March       18.90    March       23.60     March       16.66
April         40.45     April        30.79     April       20.59    April       21.77     April       14.20
May           35.55     May          26.90     May         22.81    May         22.55     May         15.57
June          33.49     June         24.33     June        20.79    June        22.01     June        15.94
July          31.84     July         21.29     July        21.39    July        18.66     July        17.25
August        30.73     August       20.14     August      24.94    August      17.11     August      16.56
September     21.49     September    13.53     September   24.05    September   17.28     September   17.28
October       27.97     October      19.67     October     26.64    October     18.51     October     16.47
November      33.65     November     25.40     November    27.87    November    20.00     November    17.60
December      31.67     December     19.51     December    27.01    December    19.32     December    18.00

The closing price on February 14, 2006 was $17.84.



                              TELEFONICA S.A. (TEF)

         Telefonica, S.A. is a telecommunications company that operates in Spanish- and Portuguese-speaking markets. Telefonica provides services in the areas of fixed telephony, mobile telephony, business services, Internet and broadband, content, directories, applications and customer relationship management. American depositary receipts evidencing American depositary shares of Telefonica are traded on the New York Stock Exchange. Shares of Telefonica also trade on the Buenos Aires, Frankfurt, Lima, London, Madrid, Paris, Sao Paulo and Tokyo Stock Exchanges.



              Closing                Closing              Closing              Closing               Closing              Closing
  2001        Price      2002        Price     2003       Price     2004        Price     2005        Price      2006      Price
  ----        -----      ----        -----     ----       -----     ----        -----     ----        -----      ----      -----
January       49.85     January      32.18     January     27.53    January     45.00     January     52.41     January    45.73
February      44.20     February     31.80     February    27.21    February    47.32     February    53.03
March         42.55     March        30.60     March       26.97    March       43.79     March       49.97
April         44.64     April        29.87     April       31.97    April       42.43     April       49.04
May           39.43     May          29.02     May         32.80    May         41.97     May         48.50
June          33.08     June         22.97     June        33.24    June        42.91     June        48.90
July          32.25     July         24.86     July        33.48    July        41.03     July        50.45
August        31.32     August       25.47     August      34.13    August      41.27     August      49.78
September     30.15     September    20.64     September   34.09    September   43.26     September   49.32
October       31.51     October      26.11     October     35.96    October     47.91     October     47.95
November      35.45     November     27.93     November    37.33    November    50.53     November    44.22
December      35.61     December     24.56     December    42.49    December    54.33     December    45.02


The closing price on February 14, 2006 was $46.74.

                                TOTAL S.A. (TOT)


         TOTAL S.A. operates as an energy company, with operations worldwide. Its operations are conducted through three business segments: Upstream, Downstream and Chemicals. The Upstream segment includes exploration, development and production activities, as well as TOTAL's coal and gas and power operations. The Downstream segment sells substantially all of the crude oil produced by TOTAL, purchases most of the crude oil required to supply its refineries, operates refineries and markets petroleum products worldwide through both retail and non-retail activities, and conducts TOTAL's bulk trading. The Chemicals segment includes petrochemicals, fertilizers, elastomer processing and a unit combining vinyl products, industrial chemicals, and performance products. In addition, Total is involved in the coal mining, cogeneration and electricity sectors. American depositary receipts evidencing American depositary shares of Total Fina are included in the Market 2000+ HOLDRS and are traded on the New York Stock Exchange. Shares of Total Fina also trade on the Paris Stock Exchange.


              Closing                Closing              Closing              Closing               Closing              Closing
  2001        Price      2002        Price     2003       Price     2004        Price     2005        Price      2006      Price
  ----        -----      ----        -----     ----       -----     ----        -----     ----        -----      ----      -----
January       73.50     January      70.36     January     67.91    January     88.30     January     107.55    January    138.33
February      70.51     February     73.55     February    65.75    February    91.99     February    119.20
March         67.95     March        76.60     March       63.27    March       92.00     March       117.23
April         74.90     April        75.71     April       65.70    April       92.12     April       110.91
May           73.74     May          77.67     May         73.55    May         94.08     May         111.19
June          70.20     June         80.90     June        75.80    June        96.08     June        116.85
July          70.88     July         72.55     July        73.60    July        97.35     July        125.00
August        73.85     August       71.32     August      77.01    August      97.99     August      131.84
September     67.55     September    65.85     September   75.80    September  102.17     September   135.82
October       69.74     October      68.02     October     78.07    October    104.28     October     126.02
November      64.09     November     66.75     November    80.77    November   109.60     November    124.69
December      70.24     December     71.50     December    92.51    December   109.84     December    126.40

The closing price on February 14, 2006 was $128.21.


                                  UBS AG (UBS)


         UBS AG is an integrated investment services firm that offers wealth management, investment banking and securities, asset management, and retail and commercial banking services. UBS's clients include international corporations, small and medium-sized businesses in Switzerland, governments and other public bodies, financial institutions, market participants and individuals. Global shares of UBS are traded on the New York Stock Exchange. Shares of UBS also trade on the Zurich Stock Exchange and the Tokyo Stock Exchange.


              Closing                Closing              Closing              Closing               Closing              Closing
  2001        Price      2002        Price     2003       Price     2004        Price     2005        Price      2006      Price
  ----        -----      ----        -----     ----       -----     ----        -----     ----        -----      ----      -----
January       58.89     January      45.50     January     43.92    January     71.67     January      81.38    January   108.80
February      53.20     February     46.44     February    41.70    February    74.01     February     86.75
March         48.00     March        49.75     March       42.70    March       74.49     March        84.40
April         50.59     April        48.49     April       47.45    April       70.80     April        80.30
May           49.95     May          51.90     May         54.72    May         72.10     May          77.35
June          47.34     June         49.89     June        55.40    June        71.06     June         77.85
July          45.15     July         44.30     July        58.30    July        66.77     July         81.96
August        48.82     August       47.01     August      54.38    August      67.49     August       82.10
September     46.15     September    41.00     September   56.23    September   70.33     September    85.50
October       46.37     October      47.26     October     61.34    October     72.49     October      85.67
November      49.86     November     50.18     November    64.18    November    81.00     November     91.92
December      50.00     December     48.12     December    67.99    December    83.84     December     95.15

         The closing price on February 14, 2006 was $106.93.

                               UNILEVER N.V. (UN)


         Unilever N.V. is the parent company of a group of companies primarily engaged in supplying consumer goods in foods, household care and personal product categories. Unilever's operations are organized into two global divisions: foods and home and personal care. Unilever's products include culinary, frozen food, deodorant, hair care, laundry, cooking, skin and oral care and fragrance products . New York registered shares of Unilever trade on the New York Stock Exchange. Shares of Unilever also trade on the Amsterdam, Frankfurt and Zurich Stock Exchanges.


              Closing                Closing              Closing              Closing               Closing              Closing
  2001        Price      2002        Price     2003       Price     2004        Price     2005        Price      2006      Price
  ----        -----      ----        -----     ----       -----     ----        -----     ----        -----      ----      -----
January       56.56     January      56.34    January      56.71    January     67.48     January     65.31     January    70.20
February      55.90     February     58.28    February     56.68    February    72.70     February    66.89
March         52.64     March        56.80    March        59.44    March       69.44     March       68.42
April         56.12     April        64.70    April        62.97    April       65.93     April       64.43
May           55.59     May          65.52    May          58.50    May         65.97     May         66.54
June          59.57     June         64.80    June         54.00    June        68.51     June        64.83
July          59.95     July         56.35    July         56.48    July        61.33     July        66.91
August        61.09     August       59.17    August       55.98    August      60.06     August      69.20
September     54.02     September    59.45    September    59.18    September   57.80     September   71.45
October       51.98     October      64.01    October      58.65    October     58.29     October     70.31
November      56.90     November     58.15    November     60.10    November    63.00     November    66.98
December      57.61     December     61.71    December     64.90    December    66.71     December    68.65

The closing price on February 14, 2006 was $70.21.



                              VIVENDI UNIVERSAL (V)


         Vivendi Universal is a media and telecommunications company with operations in the television, film, publishing, music, Internet and telecommunications industries. American depositary receipts evidencing American depositary shares of Vivendi Universal are traded on the New York Stock Exchange. Shares of Vivendi Universal also trade on the Paris Stock Exchange.


              Closing                Closing              Closing              Closing               Closing              Closing
  2001        Price      2002        Price     2003       Price     2004        Price     2005        Price      2006      Price
  ----        -----      ----        -----     ----       -----     ----        -----     ----        -----      ----      -----
January       74.85     January      42.63     January    16.91     January     26.52     January     31.64     January    31.31
February      63.20     February     38.70     February   13.88     February    28.85     February    31.66
March         60.65     March        38.50     March      13.40     March       26.54     March       30.60
April         68.01     April        32.12     April      16.41     April       24.72     April       29.65
May           63.80     May          31.05     May        18.63     May         25.56     May         30.58
June          58.00     June         21.50     June       18.44     June        27.90     June        31.33
July          58.50     July         15.86     July       17.44     July        24.88     July        31.78
August        54.71     August       12.96     August     16.90     August      24.87     August      31.55
September     46.35     September    11.39     September  17.76     September   25.73     September   32.73
October       46.63     October      12.12     October    21.03     October     27.43     October     31.42
November      50.65     November     16.20     November   22.90     November    29.41     November    28.95
December      53.79     December     16.07     December   24.28     December    32.07     December    31.40

The closing price on February 14, 2006 was $30.61.

                            VODAFONE GROUP PLC. (VOD)

         Vodafone Group Public Limited Company operates as a mobile telecommunications company principally in the United States, Europe and Asia. Vodafone's products and services include voice services; short messaging service; Vodafone live!, an integrated communications and multimedia proposition, through which customers access various online services, such as games, ringtones, news, sports and information; mobile connect cards that provide working mobility to customers accessing email and company applications; and roaming services. The company distributes its products and services directly, as well as through third-party service providers, independent dealers and agencies.


              Closing                Closing              Closing              Closing               Closing              Closing
  2001        Price      2002        Price     2003       Price     2004        Price     2005        Price      2006      Price
  ----        -----      ----        -----     ----       -----     ----        -----     ----        -----      ----      -----
January       34.97     January     21.70      January    18.85     January     25.60     January     25.98    January     21.11
February      27.31     February    19.00      February   18.10     February    24.97     February    26.29    February
March         27.15     March       18.43      March      18.22     March       23.90     March       26.56    March
April         30.28     April       16.20      April      19.76     April       24.54     April       26.14    April
May           25.89     May         14.93      May        21.91     May         23.76     May         25.18    May
June          29.35     June        13.65      June       19.65     June        22.10     June        24.32    June
July          21.55     July        15.17      July       18.98     July        21.73     July        25.83    July
August        20.15     August      15.99      August     18.30     August      22.90     August      27.25    August
September     21.96     September   12.83      September  20.25     September   24.11     September   25.97    September
October       23.12     October     15.92      October    21.15     October     25.79     October     26.26    October
November      25.34     November    18.75      November   23.35     November    27.27     November    21.55    November
December      25.68     December    18.12      December   25.04     December    27.38     December    21.47    December

The closing price on February 14, 2006 was $21.21.


                            WPP GROUP P.L.C. (WPPGY)


         WPP Group p.l.c. is a communication services organization that provides advertising, media investment management, information and consultancy, public relations and public affairs, branding and identity, healthcare, and specialized communications services. WPP Group also offers branding and identity; direct marketing, sales promotions, and relationship marketing; and healthcare marketing and other sector marketing business services, as well as specialist communications services, such as custom media, demographic, and industry sector marketing; sports marketing; and media, technology, and production services. American depositary receipts evidencing American depositary shares of WPP Group are traded through the Nasdaq National Market System. Shares of WPP Group also trade on the London Stock Exchange.


              Closing                Closing              Closing              Closing               Closing              Closing
  2001        Price      2002        Price     2003       Price     2004        Price     2005        Price      2006      Price
  ----        -----      ----        -----     ----       -----     ----        -----     ----        -----      ----      -----
January       63.69     January     49.90      January    35.61     January     55.88     January     54.26    January     55.57
February      59.00     February    52.81      February   30.68     February    56.11     February    57.50
March         53.69     March       56.46      March      27.52     March       50.91     March       56.73
April         59.90     April       52.94      April      35.58     April       49.29     April       54.11
 May          54.14     May         51.69      May        41.21     May         50.00     May         53.16
June          50.25     June        44.08      June       40.07     June        51.23     June        51.05
July          52.26     July        38.24      July       44.50     July        46.66     July        52.67
August        49.47     August      36.98      August     45.98     August      45.26     August      51.67
September     36.87     September   34.10      September  42.12     September   46.61     September   51.12
October       44.40     October     33.95      October    47.98     October     50.26     October     49.26
November      49.28     November    41.62      November   48.16     November    54.89     November    49.15
December      53.90     December    37.88      December   49.30     December    54.67     December    54.00


         The closing price on February 14, 2006 was $54.35.

--------------------------------------------------------------------------------










HOLDRS(SM) EUROPE 2001 [GRAPHIC OMITTED]









                       1,000,000,000 Depositary Receipts]

                          Europe 2001 HOLDRS(SM) Trust

                       -----------------------------------

                                   PROSPECTUS

                       -----------------------------------












                                February 16, 2006









--------------------------------------------------------------------------------

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.   Indemnification of Directors and Officers.

         Section 145 of the General Corporation Law of the State of Delaware, as amended, provides that under certain circumstances a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

         Article XIV, Section 2 of the Restated Certificate of Incorporation of Merrill Lynch, Pierce, Fenner & Smith Incorporated provides in effect that, subject to certain limited exceptions, Merrill Lynch, Pierce, Fenner & Smith Incorporated shall indemnify its directors and officers to the full extent authorized or permitted by law.

         The directors and officers of Merrill Lynch, Pierce, Fenner & Smith Incorporated are insured under policies of insurance maintained by Merrill Lynch, Pierce, Fenner & Smith Incorporated, subject to the limits of the policies, against certain losses arising from any claim made against them by reason of being or having been such directors or officers. In addition, Merrill Lynch, Pierce, Fenner & Smith Incorporated has entered into contracts with all of its directors providing for indemnification of such persons by Merrill Lynch, Pierce, Fenner & Smith Incorporated to the full extent authorized or permitted by law, subject to certain limited exceptions.


Item 16.   Exhibits.

         See Exhibit Index.


Item 17. Undertakings.

         The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                           (i)To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

                           (ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of the prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (4) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

                  (5) For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to
                  Item 14 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Post-Effective Amendment No. 5 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, on February 16, 2006.


                                    MERRILL LYNCH, PIERCE, FENNER & SMITH
                                                INCORPORATED


                                    By:           *
                                        ------------------------------------
                                        Name:  Joseph F. Regan
                                        Title: First Vice President, Chief
                                                Financial Officer and Controller

         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 5 to the Registration Statement has been signed by the following persons in the capacities indicated below on February 16, 2006.

              Signature                                    Title
              ---------                                    -----

                  *
    ----------------------------------            Chief Executive Officer,
             Robert J. McCann                     Chairman of the Board


                  *
     ----------------------------------            Director
                Do Woo Kim


                  *
     ----------------------------------            Director
            Carlos M. Morales



                  *
     ----------------------------------            Director
          Candace E. Browning


                  *
     ----------------------------------            Director
          Gregory J. Fleming


                  *
     ----------------------------------            Chief Financial Officer and
            Joseph F. Regan                        Controller


           /s/ Mitchell M. Cox
  *By:----------------------------------           Attorney-in-Fact
            Mitchell M. Cox

                                INDEX TO EXHIBITS

Exhibits
--------
  *4.1 Standard Terms for Depositary Trust Agreements between Merrill Lynch, Pierce, Fenner & Smith Incorporated and The Bank of New York, as Trustee dated as of September, 1999, and included as exhibits thereto, form of Depositary Trust Agreement and form of HOLDRS and Form of Amendment No. 3 to the Standard Terms for Depositary Trust Agreements, filed on December 4, 2000 as an exhibit to Amendment No. 1 to the registration statement filed on Form S-1 for Europe 2001 HOLDRS.

  *5.1 Opinion of Shearman & Sterling LLP regarding the validity of the Europe 2001 HOLDRS Receipts, filed on December 4, 2000 as an exhibit to Amendment No. 1 to the registration statement filed on Form S-1 for Europe 2001 HOLDRS.

  *8.1 Opinion of Shearman & Sterling LLP, as special U.S. tax counsel, regarding the material federal income tax consequences, filed on December 4, 2000 as an exhibit to Amendment No. 1 to the registration statement filed on Form S-1 for Europe 2001 HOLDRS.

  *8.2 Opinion of Shearman & Sterling LLP, as special U.S. tax counsel, regarding the material federal income tax consequences, filed on July 9, 2003 as an exhibit to Amendment No. 3 to the registration statement filed on Form S-1 for Europe 2001 HOLDRS.

 *24.1 Power of Attorney (included in Part II of Registration Statement), filed on August 22, 2000 as an exhibit to the registration statement filed on Form S-1 for Europe 2001 HOLDRS.

 *24.2   Power of Attorney of John J. Fosina, E. Stanley O'Neal,
         George A. Schieren, Thomas H. Patrick and Dominic A. Carone

 *24.3 Power of Attorney of James P. Gorman, Arshad R. Zakaria and Carlos M. Morales


 *24.4 Power of Attorney of Candace E. Browning, Gregory J. Fleming, Do Woo Kim and Joseph F. Regan.

  24.5   Power of Attorney of Robert J. McCann and Joseph F. Regan.


------------------
* Previously filed.